                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                          FORMATION PROPERTIES III, LLC

                                       AND

                           MARINER HEALTH CARE, INC.,
                     MARINER HEALTH CARE MANAGEMENT COMPANY,
                          MARINER HEALTH CENTRAL, INC.,
                        MARINER HEALTH OF FLORIDA, INC.,
                         TAMPA MEDICAL ASSOCIATES, INC.,
                             MHC/LCA FLORIDA, INC.,
                    MARINER HEALTH CARE OF ORANGE CITY, INC.,
                    MARINER HEALTH CARE OF PORT ORANGE, INC.,
                     MARINER HEALTH CARE OF PALM CITY, INC.,
                    MARINER HEALTH CARE OF LAKE WORTH, INC.,
                  MARINER HEALTH CARE OF PINELLAS POINT, INC.,
                             MHC/CSI FLORIDA, INC.,
                    MARINER HEALTH CARE OF TUSKAWILLA, INC.,
                     MARINER HEALTH CARE OF METROWEST, INC.,
                     MARINER HEALTH CARE OF INVERNESS, INC.,
                     MARINER HEALTH CARE OF MACCLENNY, INC.,
                       MARINER HEALTH PROPERTIES IV, LTD.,
                        MARINER HEALTH AT BONIFAY, INC.,
                  MARINER HEALTH CARE OF ATLANTIC SHORES, INC.,
                        MARINER HEALTH OF ORLANDO, INC.,
                        MARINER HEALTH OF PALMETTO, INC.,
                    AND MARINER HEALTH OF JACKSONVILLE, INC.

                                   DATED AS OF

                                 AUGUST 19, 2003

                                TABLE OF CONTENTS

ARTICLE I         PURCHASE AND SALE..............................................................2

   Section 1.1        Transfer of Assets.........................................................2
   Section 1.2        Closing....................................................................2
   Section 1.3        Purchase Price.............................................................3
   Section 1.4        Earnest Money..............................................................3
   Section 1.5        Payment of Purchase Price..................................................4
   Section 1.6        Assumed Liabilities........................................................4
   Section 1.7        Allocation of Purchase Price...............................................4
   Section 1.8        No Assignment if Breach....................................................4

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF MHC..........................................5

   Section 2.1        Organization and Qualification.............................................5
   Section 2.2        Authority; Binding Effect..................................................5
   Section 2.3        Governmental Authorities...................................................6
   Section 2.4        Taxes......................................................................6
   Section 2.5        No Defaults................................................................6
   Section 2.6        Absence of Certain Changes or Events.......................................7
   Section 2.7        Assumed Contracts..........................................................7
   Section 2.8        Title to Property and Related Matters......................................7
   Section 2.9        Hazardous Substances.......................................................9
   Section 2.10       Personal Property Leases...................................................9
   Section 2.11       Condition of Purchased Assets.............................................10
   Section 2.12       Intentionally omitted.....................................................10
   Section 2.13       No Litigation.............................................................10
   Section 2.14       Compliance with Law.......................................................10
   Section 2.15       Survey Reports, Etc.......................................................11
   Section 2.16       Employee and Labor Relations..............................................11
   Section 2.17       Employee Benefit Plans....................................................11
   Section 2.18       Intentionally omitted.....................................................12
   Section 2.19       Capital Expenditures......................................................12
   Section 2.20       Absence of Notices........................................................12
   Section 2.21       Medicare and Medicaid Participation.......................................12
   Section 2.22       Third Party Payor Reimbursement...........................................13
   Section 2.23       Patient Records...........................................................13
   Section 2.24       Intentionally omitted.....................................................13
   Section 2.25       Intentionally omitted.....................................................13
   Section 2.26       Inventory and Supplies....................................................13
   Section 2.27       Licensed Beds.............................................................13
   Section 2.28       Financial Statements......................................................13
   Section 2.29       Professional Liability Insurance..........................................14

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT........................14

   Section 3.1        Corporate Organization; Etc...............................................14
   Section 3.2        Authorization, Binding Effect.............................................14
   Section 3.3        No Violation..............................................................14

   Section 3.4        Governmental Authorities..................................................14
   Section 3.5        Solvency..................................................................15

ARTICLE IV        COVENANTS OF SELLERS..........................................................15

   Section 4.1        Regular Course of Business................................................15
   Section 4.2        Absence of Certain Changes or Events......................................15
   Section 4.3        Borrowing.................................................................16
   Section 4.4        Full Access and Disclosure................................................16
   Section 4.5        Intentionally omitted.....................................................16
   Section 4.6        Third Party Consents......................................................16
   Section 4.7        Intentionally omitted.....................................................17
   Section 4.8        Taxes.....................................................................17
   Section 4.9        No Disposition of Assets..................................................17
   Section 4.10       Further Documentation.....................................................17
   Section 4.11       Confidentiality...........................................................17
   Section 4.12       Title Insurance; Title; Governmental Approval and Third Party Consent.....18
   Section 4.13       Key Employees.............................................................18
   Section 4.14       Intentionally omitted.....................................................18
   Section 4.15       Delivery of Inventories and Supplies at Closing...........................18
   Section 4.16       Payment for Earned Vacation...............................................18
   Section 4.17       Intentionally omitted.....................................................18
   Section 4.18       No Solicitation...........................................................18
   Section 4.19       Intentionally omitted.....................................................19
   Section 4.20       Intentionally omitted.....................................................19
   Section 4.21       Section 2.8 Facilities....................................................19
   Section 4.22       Mariner Health of Tampa...................................................20
   Section 4.23       Mariner Health of St. Augustine...........................................22
   Section 4.24       Section 2.9 Facilities....................................................23
   Section 4.25       OIG Confirmation..........................................................24
   Section 4.26       Intentionally omitted.....................................................24
   Section 4.27       Intentionally omitted.....................................................24
   Section 4.28       Cooperation...............................................................24
   Section 4.29       Subordination Agreement...................................................24
   Section 4.30       Promissory Note Assignment Option.........................................24

ARTICLE V COVENANTS OF PURCHASER AND PARENT.....................................................25

   Section 5.1        Confidentiality...........................................................25
   Section 5.2        Compliance with Laws......................................................25
   Section 5.3        Assumption of and Compliance with the Assumed Contracts...................25
   Section 5.4        Parent Action.............................................................25
   Section 5.5        Intentionally omitted.....................................................25
   Section 5.6        Consents, Etc.............................................................26
   Section 5.7        Further Documentation.....................................................26
   Section 5.8        Intentionally omitted.....................................................26
   Section 5.9        Regulatory Inspections; Surveys...........................................26
   Section 5.10       Purchaser Financial Information...........................................26
   Section 5.11       Notice of Changes to Capital Structure....................................26
   Section 5.12       Subordination of Additional Rent..........................................26

   Section 5.13       Internal Controls.........................................................26
   Section 5.14       Mariner Designated Operator...............................................27

ARTICLE VI        OTHER COVENANTS...............................................................27

   Section 6.1        HSR Filing................................................................27
   Section 6.2        Escrowed Remediation Funds................................................27
   Section 6.3        Risk of Loss..............................................................29
   Section 6.4        Mutual Cooperation........................................................29

ARTICLE VII       INDEMNIFICATION...............................................................29

   Section 7.1        Survival of Representations and Warranties................................29
   Section 7.2        Agreement to Defend.......................................................30
   Section 7.3        Indemnification by MHC....................................................30
   Section 7.4        Indemnification by Purchaser and Parent...................................31
   Section 7.5        Notification of Claims....................................................33
   Section 7.6        Limitations on Amount/Basket and Cap - MHC................................33
   Section 7.7        Limitations on Amount/Basket and Cap - Purchaser/Parent...................34
   Section 7.8        Exclusive Remedy..........................................................34

ARTICLE VIII      CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND PARENT.........................34

   Section 8.1        Representations, Warranties; Performance..................................35
   Section 8.2        Consents and Approvals....................................................35
   Section 8.3        Intentionally omitted.....................................................35
   Section 8.4        No Destruction of Property................................................35
   Section 8.5        No Proceeding or Litigation...............................................35
   Section 8.6        Intentionally omitted.....................................................36
   Section 8.7        Material Adverse Change...................................................36
   Section 8.8        Noncompetition Agreement..................................................36
   Section 8.9        Occupancy Requirement.....................................................36
   Section 8.10       Related Documents.........................................................37
   Section 8.11       Insurable Title...........................................................37

ARTICLE IX        CONDITIONS TO THE OBLIGATIONS OF SELLERS......................................37

   Section 9.1        Representations and Warranties; Performance...............................37
   Section 9.2        Intentionally omitted.....................................................37
   Section 9.3        Consents and Approvals....................................................37
   Section 9.4        No Proceeding or Litigation...............................................37
   Section 9.5        Consent of Lenders and Noteholders........................................38
   Section 9.6        Operations Transfer Agreement, Master Lease, Master Transaction
                      Agreement and Administrative Services Agreement...........................38
   Section 9.7        Intentionally omitted.....................................................38

ARTICLE X         CLOSING.......................................................................38

   Section 10.1       Possession................................................................38
   Section 10.2       Transfer Documents........................................................38
   Section 10.3       Intentionally omitted.....................................................41
   Section 10.4       Prorations; Other Closing Adjustments.....................................41
   Section 10.5       Closing Costs.............................................................42

ARTICLE XI        TERMINATION AND ABANDONMENT...................................................43

   Section 11.1       Method of Termination.....................................................43
   Section 11.2       Procedure Upon Termination................................................43
   Section 11.3       Sellers' Remedies Upon Termination........................................44
   Section 11.4       Purchaser's Remedies upon Termination.....................................44
   Section 11.5       Other Terminations........................................................45

ARTICLE XII       MISCELLANEOUS PROVISIONS......................................................45

   Section 12.1 Amendment and Modification......................................................45
   Section 12.2       Waiver of Compliance; Consent.............................................45
   Section 12.3       Intentionally omitted.....................................................45
   Section 12.4       Notices...................................................................45
   Section 12.5       Brokers and Finders; Expenses.............................................46
   Section 12.6       Attorney's Fees...........................................................46
   Section 12.7       Intentionally omitted.....................................................46
   Section 12.8       Assignment................................................................46
   Section 12.9       Governing Law.............................................................47
   Section 12.10      Jurisdiction..............................................................47
   Section 12.11      Counterparts..............................................................47
   Section 12.12      Headings..................................................................47
   Section 12.13      Entire Agreement..........................................................47
   Section 12.14      Intentionally omitted.....................................................47
   Section 12.15      Schedules.................................................................47
   Section 12.16      Compliance with Bulk Sales Law............................................47
   Section 12.17      Publicity.................................................................48
   Section 12.18      Waiver of Jury Trial......................................................48
   Section 12.19      Seller's Liability........................................................48
   Section 12.20      Survival of Obligations...................................................48
   Section 12.21      Construction..............................................................48
   Section 12.22      Miscellaneous.............................................................49

                                LIST OF SCHEDULES

Schedule 1.1(a)         Purchased Assets
Schedule 1.1(b)         Assumed Assets
Schedule 1.1(c)         Excluded Assets
Schedule 2.2(a)         Consents
Schedule 2.2(b)         Permits, Licenses and Other Governmental Authorities
Schedule 2.3            Governmental Notices
Schedule 2.4            Taxes
Schedule 2.5            Conflicts
Schedule 2.7            Contracts
Schedule 2.8(a)         Purchase Price Allocation
Schedule 2.8(b)         Real Property Leases
Schedule 2.8(d)         Materialmen's/Mechanic's Liens
Schedule 2.8(g)         Subtenants
Schedule 2.9            Environmental
Schedule 2.10           Personal Property Leases
Schedule 2.11(b)        Condition of Purchased Assets
Schedule 2.13           Litigation
Schedule 2.14(a)        Compliance with Law
Schedule 2.16           Employee and Labor Relations
Schedule 2.17           Employee Benefits Plans
Schedule 2.19           Capital Expenditures
Schedule 2.21(a)        Medicare/Medicaid Participation
Schedule 2.21(a)(v)     Government Program Agreements
Schedule 2.23           Patient Records
Schedule 2.29           Professional Liability Insurance
Schedule 3.4            Purchaser and Parent Governmental Authorities
Schedule 4.13           Key Employees
Schedule 4.16           Earned Vacation Credit of Transitioned Employees
Schedule 6.2            Remediated Conditions

                                LIST OF EXHIBITS

Exhibit A-1             Skilled Nursing Facilities
Exhibit B-1             Leased Facilities
Exhibit 1.4             Form of Escrow Agreement
Exhibit 1.5(a)(i)       Form of Promissory Note
Exhibit 2.2(b)          Facility Licenses
Exhibit 8.8             Noncompetition Agreement
Exhibit 8.10            Operations Transfer Agreement
Exhibit 10.2(a)(ii)     Form of Special Warranty Deed
Exhibit 10.2(a)(iii)    Form of Bills of Sale
Exhibit 10.2(a)(xvii)   Certificate of Non-Foreign Status
Exhibit 10.2(a)(xix)    Administrative Services Agreement

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT ("AGREEMENT"), dated as of the 19th day of August, 2003 (the "EFFECTIVE DATE"), is made and entered into by and between FORMATION PROPERTIES III, LLC, a Delaware limited liability company ("PURCHASER"), and MARINER HEALTH CARE, INC., a Delaware corporation ("MHC"); MARINER HEALTH CARE MANAGEMENT COMPANY ("MHC Management"), MARINER HEALTH CENTRAL, INC. ("MHC Central"), MARINER HEALTH OF FLORIDA, INC., a Delaware corporation ("MHF"), TAMPA MEDICAL ASSOCIATES, INC., a Florida corporation ("TMA"), MHC/LCA FLORIDA, INC., a Delaware corporation ("MHC/LCA"), MARINER HEALTH CARE OF ORANGE CITY, INC., a Delaware corporation ("ORANGE CITY"), MARINER HEALTH CARE OF PORT ORANGE, INC., a Delaware corporation ("PORT ORANGE "), MARINER HEALTH CARE OF PALM CITY, INC., a Delaware corporation ("PALM CITY"), MARINER HEALTH CARE OF LAKE WORTH, INC., a Delaware corporation ("LAKE WORTH"), MARINER HEALTH CARE OF PINELLAS POINT, INC., a Delaware corporation ("PINELLAS"), MHC/CSI FLORIDA, INC., a Delaware corporation ("MHC/CSI"), MARINER HEALTH CARE OF TUSKAWILLA, INC., a Delaware corporation ("TUSKAWILLA"), MARINER HEALTH CARE OF METROWEST, INC., a Delaware corporation ("Metrowest"), MARINER HEALTH CARE OF INVERNESS, INC., a Delaware corporation ("INVERNESS"), MARINER HEALTH CARE OF MACCLENNY, INC., a Delaware corporation ("MACCLENNY"), MARINER HEALTH PROPERTIES IV, LTD., a Florida limited partnership ("MHP"), MARINER HEALTH AT BONIFAY, INC., a Delaware corporation ("BONIFAY"), MARINER HEALTH CARE OF ATLANTIC SHORES, INC., a Delaware corporation ("ATLANTIC SHORES"), MARINER HEALTH OF ORLANDO, INC., a Delaware corporation ("ORLANDO"), MARINER HEALTH OF PALMETTO, INC., a Delaware corporation ("PALMETTO"), and MARINER HEALTH OF JACKSONVILLE, INC., a Delaware corporation ("JACKSONVILLE," and together with MHC, MHC MANAGEMENT, MHC CENTRAL, MHF, TMA, MHC/LCA, Orange City, Port Orange, Palm City, Lake Worth, Pinellas, MHC/CSI, Tuskawilla, Metrowest, Inverness, MacClenny, MHP, Bonifay, Atlantic Shores, Orlando, and Palmetto, the "SELLERS" and each individually a "SELLER"). FC PROPERTIES III, LLC, a Delaware limited liability company ("PARENT"), is a party to this Agreement for the limited purposes of making the specific representations and warranties and providing certain covenants and agreements set forth herein.

                                    RECITALS

         A. The Sellers own and operate certain skilled nursing facilities located in the State of Florida, together with the real property and all appurtenances thereto, as set forth opposite each respective Seller's name and as more particularly described on Exhibit A-1 (the "SNFS"). Each SNF is licensed, to the extent required by applicable law, for the number of nursing home beds as set forth beside each SNF's name on Exhibit A-1.

         B. Sellers lease certain skilled nursing facilities located in the State of Florida, as set forth opposite each applicable Seller's name and more particularly described on Exhibit B-1 (the "LEASED FACILITIES"). Each Leased Facility is licensed, to the extent required by applicable law, for the number of nursing home beds as set forth on Exhibit B-1 (the SNFs and the Leased Facilities are referred to herein individually as a "FACILITY" and collectively as the "FACILITIES" and the total number of nursing home beds set forth on Exhibit A-1 and Exhibit B-1 is referred to herein as the "LICENSED BEDS").

         C. The parties hereto desire to enter into this Agreement pursuant to which Purchaser will purchase from each Seller substantially all of the assets of the Facilities upon the terms and subject to the conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, and of the mutual agreements, representations, warranties, conditions and covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

         1.1 Transfer of Assets. Except as otherwise expressly provided in this Agreement, for the consideration hereinafter provided, Sellers, in accordance with the terms and subject to the conditions hereof, shall convey, transfer and assign to Purchaser at the Closing (as defined in Section 1.2 below), and Purchaser shall purchase from each Seller all of the assets, real, personal and mixed, tangible and intangible, owned or held by each Seller and used solely in the conduct of the business and operation of each Facility, or of the Facilities as a group, including, but not limited to those assets set forth on Schedule 1.1(a) (the "PURCHASED ASSETS") and Purchaser shall assume the assumed liabilities set forth on Schedule 1.1(b) (the "ASSUMED LIABILITIES") from Sellers. The Purchased Assets shall not include the assets set forth on
Schedule 1.1(c) (the "EXCLUDED ASSETS") and with regard to the Assumed Contracts (as defined in Schedule 1.1(a)(e)) and the Personal Property Leases (as defined in Schedule 1.1(a)(c)), it is expressly understood and agreed that Purchaser is only acquiring those assets listed on Schedules 2.7 and 2.10, respectively.

         1.2      Closing.

                  (a) The closing of the purchase and sale of all real property sold pursuant to this Agreement (the "CLOSING") shall take place through an escrow (the "CLOSING ESCROW") to be established with LandAmerica Title Insurance Company at its Florida national office (the "TITLE COMPANY") pursuant to form escrow instructions mutually acceptable to Purchaser and Sellers. All other deliveries will be made directly by the delivering party to the appropriate receiving party. The parties anticipate that the Closing will occur by mail or other means of remote delivery; however, in the event it does not so close such Closing shall take place at a mutually agreeable location.

                  (b) The Closing shall be effective as of October 1, 2003 or such later date as the parties may otherwise agree in writing ("CLOSING DATE"). Notwithstanding anything to the contrary, either Purchaser or Sellers shall have the right to extend the Closing Date for two (2) consecutive periods of thirty (30) days each if any of the conditions precedent for the Closing contained in Section 8 and Section 9 hereof have not been satisfied by providing written notice to the opposite party on or before the then applicable Closing Date.

                  (c) The parties shall use commercially reasonable efforts to coordinate the Closing to be effective as of the first day of a month. Purchaser shall be entitled to possession of the Purchased Assets (subject to the possessory rights of the Facilities' residents and to the Permitted Liens), immediately following 11:59 p.m. on the date before the Closing Date, and all adjustments to the Purchase Price shall be made as of the day immediately preceding the Closing Date.

         1.3 Purchase Price. The purchase price for the Purchased Assets (the "PURCHASE PRICE") shall be Ninety-Two Million Dollars ($92,000,000), subject to further adjustments, if any, as provided for in this Agreement. At Closing, Purchaser will also assume the Assumed Liabilities. To the extent that the Closing and the funding of the Purchase Price does not occur as of the first day of the month in which the Closing takes place and provided that the parties have agreed in writing to treat the transfer of the Purchased Assets and the assumption of the Assumed Liabilities as if they occurred as of the first day of the month in which the Closing takes place (if this occurs, the first day of such month shall be treated as the Closing Date for purposes of this Agreement) then the Purchase Price shall be increased on a per diem basis equal to Fifteen Thousand One Hundred Twenty-Three and 29/100 Dollars ($15,123.29), for each day of delay in funding (i.e., a per diem rate of six percent (6%) per annum on the Purchase Price).

         1.4      Earnest Money. No later than 5:00 p.m. Atlanta time on
August 26th, 2003, Purchaser and Sellers shall each deliver funds to the Title Company ("ESCROW AGENT") (pursuant to an escrow agreement substantially in the form attached as Exhibit 1.4 hereto) in such amount as shall be elected by Purchaser to be not less than One Million Dollars ($1,000,000) and not more than Three Million Dollars ($3,000,000) (the amount deposited by Purchaser is referred to as the "DEPOSIT" and the amount deposited by Sellers is referred to as the "BREAK-UP FEE"). If the Deposit and Break-Up Fee are paid in cash then such amounts shall each be held in an interest bearing account and any accrued interest shall be transferred with the Deposit or Break-Up Fee, as the case may be. In all cases, the Break-Up Fee or the Deposit, as the case may be, shall be funded by depositing immediately available funds or a Qualifying Letter of Credit (defined below) with Escrow Agent. As used herein, the term "Qualifying Letter of Credit" shall mean an irrevocable, direct pay letter of credit with a one-year term, in form and substance satisfactory to the party for whose benefit such letter of credit is provided, issued by a commercial bank organized under the federal laws of the United States of America or any state thereof, located in the continental United States and having a minimum long-term unsecured debt rating of "A" from Standard & Poor's Rating Group ("S&P") or Moody's Investors Service ("MOODY'S") and a minimum short-term debt rating of "P-1" from S&P or "VMIG-1" from Moody's.

                  1.4.1 In the event the transactions contemplated under this Agreement shall close as provided herein, any portion of the Deposit that is funded in cash, together with any accrued interest, shall be applied against the Purchase Price at Closing.

                  1.4.2    Intentionally omitted.

                  1.4.3    Intentionally omitted.

         1.5 Payment of Purchase Price. Purchaser shall pay the Purchase Price in the following manner:

                  (a) (i) At Closing, Parent shall execute and deliver a subordinated Promissory Note to MHC, as agent for Sellers, in the aggregate principal amount of Fourteen Million Dollars ($14,000,000) substantially in the form of Promissory Note attached hereto as Exhibit 1.5(a)(i) and made a part hereof (the "PROMISSORY NOTE"). The remainder of the Purchase Price shall be paid in cash by wire transfer of immediately available funds to an account designated in writing by Sellers.

                           (ii)     Intentionally omitted.

                  (b) At Closing, Purchaser shall also pay in cash by wire transfer of immediately available funds to an account designated in writing by Sellers, the difference between One Hundred Thousand Dollars ($100,000) and the amount required to be refunded to Sellers by Title Company pursuant to the Escrow Agreement by and among Sellers, Parent and Title Company in order to reimburse Sellers for funding certain due diligence expenses prior to the Effective Date.

         1.6 Assumed Liabilities. At the Closing, Purchaser shall not assume any liabilities or obligations of Sellers whatsoever, fixed or contingent, other than those Assumed Liabilities set forth on Schedule 1.1(b) attached hereto.

         1.7 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets acquired under this Agreement in such manner as Purchaser shall provide in a schedule to be delivered at Closing. Sellers and Purchaser each hereby covenant and agree that neither will take a position on any tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is materially inconsistent with the terms of this Section 1.7.

         1.8 No Assignment if Breach. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Purchased Asset, or assume any Assumed Liability, if the attempted assignment or assumption of the same, as a result of the absence of the consent or authorization of a third party, would constitute a breach or default under any such Purchased Asset or Assumed Liability or would in any way adversely affect the rights, or increase the obligations, of Purchaser or Sellers with respect thereto. If any such consent or authorization is not obtained, or if an attempted assignment or assumption would be ineffective or would adversely affect the rights or increase the obligations of Sellers or Purchaser with respect to any such Purchased Asset or Assumed Liability, so that Purchaser would not, in fact, receive all such rights, or assume the obligations of Sellers, with respect thereto as they exist prior to such attempted assignment or assumption, then Sellers and Purchaser shall enter into such cooperative arrangements as may be reasonably acceptable to Purchaser and Sellers (including, without limitation, sublease, agency, partial closing, management, indemnity or payment arrangements and enforcement at the cost and for the benefit of Purchaser of any and all rights of Sellers against an involved third party) to provide to Purchaser the benefits of such Purchased Asset or to relieve Sellers from the obligations of such Assumed Liability, and any transfer or assignment to Purchaser by Sellers of any such Purchased Asset, or any assumption by Purchaser of any such Assumed Liability, which shall require such consent or authorization of a third party that is not obtained shall be made subject to such consent or authorization being obtained. If the parties cannot agree on any such arrangement, or any such arrangement would not be reasonably practicable, to provide Purchaser with substantially all the benefits of such Purchased Asset or substantially all the obligations of such Assumed Liability by the date indicated in Section 11.1(d) below and: (i) with regard to a Purchased Asset, the inability to reach agreement with respect to the Purchased Asset would result in a change, event or effect that is materially adverse to the business, financial condition or prospects of the Facilities taken as a whole, then Purchaser shall have the option of terminating this Agreement and such termination shall not be subject to Section 11.4 hereof; or (ii) with regard to an Assumed Liability, Sellers have the option to exclude from the transactions represented by this Agreement such Assumed Liability and such Assumed Liability shall be deemed an excluded liability and Purchaser and Sellers shall agree to an adjustment in the Purchase Price. Nothing set forth above shall have any affect on Sellers' obligation pursuant to Section 9.5 hereof.

                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF MHC

         As an inducement to Purchaser to enter into this Agreement, and to consummate the transactions contemplated herein, MHC represents and warrants the following with respect to the Sellers or the Facilities, as the case may be:

         2.1 Organization and Qualification. Each Seller is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation, as set forth beside the name of each respective Seller on Exhibit A-1, with full corporate power and authority to carry on its business as currently being conducted and to own or lease and operate the assets it owns or leases as and in the places now owned, leased or operated.

         2.2      Authority; Binding Effect.

                  (a)      Subject to obtaining the consents set forth on
Schedule 2.2(a), each Seller has, and at the Closing will have, the full and unrestricted corporate right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions and perform all obligations contemplated hereby and in all agreements, instruments and documents being or to be executed and delivered by such Seller in connection with such transactions as set forth in Section 10.2(a) of this Agreement ("RELATED DOCUMENTS"), except as limited by applicable laws relating to bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to creditors' rights.

                  (b) Except as set forth on Schedule 2.2(b) attached hereto, each Seller possesses all material permits, licenses and other authorizations from governmental authorities, which are not subject to any variances, conditions, waivers or other matters that are necessary in connection with the leasing, maintenance or operation of each of its respective Facilities, including, without limitation, licenses from the Florida Agency for Healthcare Administration for operation of the Facilities as skilled nursing facilities as appropriate, a copy of which are attached hereto as Exhibit 2.2(b), and except as set forth on Schedule 2.2(b), has not received written notice that any Seller is in material violation of any restriction, rule or regulation affecting possession and use thereof.

                  (c) This Agreement and each of the Related Documents, upon due execution and delivery by the Sellers party thereto, will constitute the legal, valid, and binding obligation of such Sellers, enforceable in accordance with its respective terms, except as limited by applicable laws relating to bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to creditors rights.

         2.3 Governmental Authorities. Except as set forth on Schedule 2.3 attached hereto and in connection with the filing under the HSR Act, as described in Section 6.1, the Sellers are not required to submit any material notice, report or other filing with any federal, state, municipal, foreign or other governmental, judicial or regulatory authority in connection with their execution or delivery of this Agreement or any of the Related Documents or the consummation of the transactions contemplated hereby and no material consent, approval or authorization of any governmental, judicial or regulatory authority is required to be obtained by any Seller in connection with the execution, delivery and performance of this Agreement.

         2.4      Taxes. Except as set forth in Schedule 2.4 attached hereto,
(i) all taxes, including without limitation, income, property, sales, use, franchise and payroll taxes, which are due and payable by Sellers in connection with the operation of the Facilities, have been paid in full and (ii) all tax returns and reports required by law to be filed by Sellers prior to the Effective Date (collectively, "TAX RETURNS") have been properly and timely filed (subject to the right to extend or delay the filing thereof) and correctly reflect, in all material respects, the tax positions of Sellers, and all taxes respectively due under such Tax Returns have been paid thereby or will be paid in the ordinary course. Purchaser is not assuming under this Agreement any tax liabilities owed by Sellers as a result of the operation of the Facilities prior to the Closing Date.

         2.5 No Defaults. Except as set forth on Schedule 2.5 attached hereto, the execution, delivery and performance of this Agreement and any of the Related Documents by each Seller does not and will not:

                  (a) Conflict with or result in any material breach of the provisions of, or constitute a default under any Seller's articles or certificate of incorporation, bylaws, articles of organization, operating agreement, or limited partnership agreement, as the case may be;

                  (b) Violate any material restriction to which any Seller is subject or, with or without the giving of notice, the passage of time, or both, violate (or give rise to any right of termination, cancellation or acceleration under) any mortgage, deed of trust, material license, the leases described in Section 2.10 below, indenture or other material agreement or instrument, to which a Seller is a party, which will not be satisfied or terminated on or prior to the Closing Date as a result of the transactions contemplated in this Agreement, or result in the termination of any such instrument or termination of any provisions in any such instrument that will result in the creation or imposition of any lien, charge or encumbrance upon the Purchased Assets;

                  (c) Constitute a violation of any applicable material resolution, rule, regulation, law, statute or ordinance of any administrative agency or governmental authority, or of any judgment, decree, writ, injunction or order of any court to which any Seller is subject; or

                  (d) Create any liens or other encumbrances on the Purchased Assets in favor of third parties.

         2.6 Absence of Certain Changes or Events. Since March 31, 2003, to the Effective Date, none of the Sellers have:

                  (a) Suffered any Material Adverse Change including, but not limited to, changes in the financial condition, assets, or liabilities of the Facilities, or the operation of the Facilities;

                  (b) Granted any increase in the compensation payable or to become payable by any Seller to any of its respective officers, employees or agents employed at the Facilities other than in the ordinary course of business and consistent with past practice;

                  (c) Except as contemplated by this Agreement, sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, any assets directly related to, necessary for and used solely in connection with the operation of the Facilities or cancelled or agreed to cancel, any debts or claims relating solely to the Facilities, other than in the ordinary course of business and consistent with past practice;

                  (d) Mortgaged, pledged or subjected to any lien or encumbrance, or agreed to mortgage, pledge or subject to any lien or encumbrance, any of the Purchased Assets; and

                  (e) Made any material change in any method of accounting or accounting practice relating primarily to the Facilities.

         2.7 Assumed Contracts. Schedule 2.7 attached hereto includes a true and correct list as of the Effective Date of all outstanding Assumed Contracts (as defined in Schedule 1.1(a)(e)) to which any Seller is a party that require payments in excess of $5,000 per month and are not cancelable by Sellers upon less than sixty (60) days notice without penalty, which are intended to be assigned to Purchaser or its designee at Closing, but specifically excluding the patient care contracts ("PATIENT CARE CONTRACTS") and the leases described on
Schedule 2.10. Each Assumed Contract is in full force and effect; valid, binding and enforceable by Sellers in accordance with its respective terms, except as may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws relating to creditors' rights; and to each Seller's knowledge, such Seller is not in default of the terms of any Assumed Contract, including the Patient Care Contracts, in any material respect.

         2.8      Title to Property and Related Matters.

                  (a) Each Seller has: (i) legal title to (in the case of fee interests in real property); (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property); and (iii) title to (in the case of all other personal property) all of their respective properties and assets, real and personal, tangible and intangible, included in and constituting the Purchased Assets, including, without limitation, the Real Property (as defined in Schedule 1.1(a)), the Leased Facilities and the Personal Property (as defined in Schedule 1.1(a)), free and clear of all mortgages, liens, pledges, material charges or encumbrances of like kind or character except (x) the Assumed Liabilities, (y) statutory liens not yet delinquent, and (z) all rights of way, servitudes, defects of title, encumbrances, easements, restrictions and similar matters ("SECTION 2.8 ENCUMBRANCE") which will not materially adversely affect Purchaser's use of each such Facility as a skilled nursing facility in a manner substantially consistent with the historical use of each such Facility by Sellers as a skilled nursing facility (such exceptions, collectively, the "PERMITTED LIENS"), and except for such encumbrances as will be removed as of Closing, and such title to the Real Property and Leased Facilities shall be insurable under an ALTA Owner's Policy, Form B, amended 1992, or an ALTA Leasehold Policy, as applicable. Within the past twelve (12) months, Sellers to their knowledge have not received written notice that any of the Real Property or Leased Real Property is in violation of applicable laws, ordinances or regulations. In the event that any Facility shall as of Closing be subject to a Section 2.8 Encumbrance such that the foregoing representation is as of the Closing, inaccurate with respect to such Facility, then such Facility shall be deemed to be a "SECTION 2.8 FACILITY" and shall not be transferred to Purchaser on the Closing Date (and the Purchase Price (allocated on a pro rata basis between cash and the Promissory Note) shall be reduced by the amount set forth in Schedule 2.8(a)) and any such Section 2.8 Facility shall thereafter be subject to the provisions of Section 4.21 hereof. At Closing Purchaser and Sellers shall execute and deliver a memorandum of understanding specifying the Section 2.8 Encumbrance(s) which causes any Facility to be a Section 2.8 Facility and addressing such other matters as Purchaser and Sellers deem appropriate with respect to the foregoing (the "Section 2.8 MOU").

                  (b) As of the Effective Date, the applicable Sellers each hold a valid and enforceable leasehold interest, as lessee, of the respective premises constituting the Leased Facilities, for the terms set forth in and pursuant to the terms of the Real Property Leases (as defined in Schedule 1.1(a)). True and complete copies (including amendments, if any) of the Real Property Leases have been made available to Purchaser and are listed on Schedule 2.8(b). The Real Property Leases are in full force and effect and the applicable Sellers have no knowledge of, and have not received written notice of, any default or breach in any material respect under their respective Real Property Leases, which default or breach has not been cured or waived. To the applicable Sellers' knowledge, no event has occurred which with the giving of notice or lapse of time or both would cause a material breach or a material default by the applicable Seller under the Real Property Leases.

                  (c) Within the past twelve (12) months, Sellers to their knowledge have not received written notice of any threatened rezoning affecting the Leased Facilities or the Real Property or any material part thereof.

                  (d) Except as set forth on Schedule 2.8(d), no labor has been performed or material furnished for the Leased Facilities or the Real Property for or on behalf of Sellers, in any material amounts, for which Sellers have not heretofore fully paid or which will not have been paid in ordinary course by the Closing Date, or for which any mechanics' or materialmen's lien or liens, or any other lien, can be lawfully claimed by any person, party or entity. At the Closing, Sellers shall not be indebted to any contractor, laborer, mechanic, materialman, architect or engineer for, in any material amounts, work, labor or services performed or rendered, or for materials supplied or furnished, in connection with the Leased Facilities or the Real Property for which any such person could lawfully claim a lien against the Leased Facilities or the Real Property, except for any Assumed Liabilities.

                  (e) There are no condemnation or eminent domain proceedings pending and Sellers have not received written notice of any threatened or contemplated proceedings against the Leased Facilities, the Real Property or any part thereof, and Sellers have not received written notice of the desire of any public authority or other entity to take or use the Leased Facilities or the Real Property or any part thereof. Sellers will give Purchaser prompt written notice of any actual or any threatened condemnation of any part of the Real Property or Leased Facilities of which it receives written notice.

                  (f) There are no outstanding options or rights of first refusal to purchase the Leased Facilities or the Real Property, or any portion thereof or interest therein.

                  (g) There are no parties (other than Sellers) in possession of the Leased Facilities or Real Property, or any portion thereof, other than tenants under any leases in Schedule 2.8(g) who are in possession of space to which they are entitled, patients pursuant to the Patient Care Contracts and vendors to the Facilities in connection with the delivery of services to the occupants thereof.

         2.9 Hazardous Substances. For purposes of this Agreement, "ENVIRONMENTAL LAWS" means the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Sections 9601 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., and all other applicable state, county, municipal, administrative or other environmental, hazardous waste or substance, health and/or safety laws, ordinances, rules, and regulations pertaining to the environmental or ecological conditions on, under or about the Leased Facilities and the Real Property. For purposes of this Agreement, "HAZARDOUS SUBSTANCE" means any substance or material which gives rise to liability under any of the Environmental Laws; but provided that the term "HAZARDOUS SUBSTANCES" as used herein excludes hazardous substances typically used in, and in quantities necessary for, the day-to-day operation of the Facilities and which are commonly used in other similar facilities, including, but not limited to, cleaning fluids, insecticides and medicines ("COMMON PRODUCTS"). For purposes of this Agreement, "HAZARDOUS DISCHARGE" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leeching, disposing or dumping of Hazardous Substances.

                  Sellers represent and warrant that except (a) as set forth in
Schedule 2.9 or (b) for the Common Products and as provided in the environmental reports provided by Sellers to Purchaser, or obtained or to be obtained by Purchaser prior to Closing: (i) Sellers have not caused any of the Real Property or Leased Facilities to be operated in violation of any applicable Environmental Laws; (ii) Sellers have not received any written notice of any violation or alleged violation of any Environmental Law; (iii) to Sellers' knowledge, none of the Purchased Assets are subject to any outstanding lawsuits, administrative actions or other governmental proceedings relating to an alleged violation of any Environmental Law; (iv) none of the Purchased Assets have been used by Sellers for the generation, storage, manufacture, use, transportation, disposal or treatment of Hazardous Substances; (v) to Sellers' knowledge, there has been no Hazardous Discharge on or from any of the Purchased Assets during the time of Sellers' ownership or occupancy thereof that would require remedial action under applicable Environmental Laws; and (vi) the Leased Facilities and the Real Property do not contain any Hazardous Substance in violation of any Environmental Laws.

         2.10 Personal Property Leases. Schedule 2.10 attached hereto contains a true and correct list of all material leases of all machinery, equipment and other tangible property leased to Sellers which constitute Purchased Assets that require payments in excess of One Thousand Dollars ($1,000) per month and are not cancelable by Sellers upon less than sixty (60) days' notice without penalty. Except as disclosed on
Schedule 2.10: (i) each lease described thereon is in full force and effect;
(ii) all rents due on or before the date hereof on each such lease have been timely paid; (iii) neither the applicable Seller, nor, to the best knowledge of such Seller, any other party to such lease is in default in any material respect thereunder; and (iv) there exists no occurrence, event, condition or act, to the knowledge of Sellers, which, upon the giving of notice or the lapse of time or both, would become a default by any Seller (or, to the knowledge of Sellers, any lessor) under any such lease.

         2.11     Condition of Purchased Assets.

                  (a) Other than certain of the Assumed Contracts, Real Property Leases and Personal Property Leases, all of the Purchased Assets are in Sellers' possession or control and located at or on the Leased Facilities or the Real Property.

                  (b) Except as disclosed on Schedule 2.11(b), all of the Purchased Assets are, to Sellers' knowledge, in good condition and working order sufficient for normal operation of the Facilities, subject to normal wear and tear, and adequate and suitable for the purposes for which they are presently being used.

         2.12     Intentionally omitted.

         2.13 No Litigation. Except as set forth on Schedule 2.13 attached hereto, there are no material actions, suits, claims, governmental investigations or other legal or administrative proceedings, or any orders, decrees or judgments in progress, pending or in effect, or, to the knowledge of Sellers, threatened in writing against or relating to the Facilities, Sellers' operation of the Facilities, or any of the Purchased Assets. For purpose of the immediately preceding sentence, materiality shall be determined solely by reference to the impact any of the items referenced in such sentence would have on the financial condition or operating results of the subject Facility.

         2.14     Compliance with Law.

                  (a) Except as set forth on Schedule 2.14(a), Sellers do not know of any suit, action, claim, dispute, investigation, agency review or other proceeding, nor to Sellers' knowledge have any of the foregoing items been threatened in writing, pursuant to or involving (and to Sellers' knowledge each Seller (and the operation of each Facility) is in compliance in all material respects with): (i) the False Claims Act, 31 U.S.C. ss.ss.3729 et seq; (ii) the Civil Monetary Penalties Law, 42 U.S.C. ss. 1320a 7a; (iii) federal or state anti kickback statutes, including, but not limited to, 42 U.S.C. ss. 1320a 7b;
(iv) federal or state referral laws, including but not limited to, 42 U.S.C. ss.1395nn and Fla. Stat. Ann. ss.ss.455.654 and 455.701; (v) regulations promulgated pursuant to any of the foregoing statutes; or (vi) any other federal or state law or regulation of general applicability to health care fraud, governing or regulating the management of health care providers, or regulating medical billing or reimbursement, including all applicable Medicare and Medicaid statues and regulations.

                  (b)      Intentionally omitted.

         2.15 Survey Reports, Etc. To the extent that such documents are in Seller's possession and located at the Facilities, true and complete copies of all survey reports, waivers of deficiencies, plans of correction, and any other investigation reports issued with respect to the Facilities for the calendar years 2001, 2002 and 2003 year to date have been provided or will be provided to Purchaser promptly following execution of this Agreement. To Sellers' knowledge the items provided to Purchaser pursuant to the prior sentence are all of the survey reports, waivers of deficiencies, plans of correction, and any other investigation reports issued to Sellers during the years indicated in such sentence. Any reports filed between the Effective Date and Closing Date shall be provided to Purchaser within ten (10) business days after filing but in no event later than the day before Closing.

         2.16 Employee and Labor Relations. Except as provided under Schedules 2.13 and 2.16:

                  (a) Compliance. Sellers to their respective knowledge, are in material compliance with all federal, state or other applicable laws, domestic or foreign, and all rules, regulations, ordinances, orders and decrees of governmental authorities respecting employment and employment practices concerning the Facilities (collectively "EMPLOYMENT LAWS");

                  (b) No Claims. No legal claim in respect of application for employment, employment, the terms or conditions of employment, the handling of benefits or termination of employment of any person has been asserted or threatened, against Sellers or any of their respective subsidiaries, in connection with the operation of the Facilities.

                  (c) No Labor Actions. No labor strike, picketing action, dispute, slowdown or stoppage, or unfair labor practices are actually pending or, to the knowledge of Sellers, threatened in writing against, or involving, any Seller in connection with the Facilities.

                  (d) No Bargaining Agreements. Sellers are not a party to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by any Seller. To Sellers' knowledge there have been no petitions for representation filed against any of the Facilities nor have there been any written demands for recognition by a union.

                  (e) At-Will Employees. All employees of Sellers at the Facilities are employees-at-will.

         2.17     Employee Benefit Plans.

                  (a) Set forth in Schedule 2.17 is an accurate and complete list of all Employee Benefit Plans (as defined hereinafter) and specifies which Seller sponsors each of said Employee Benefit Plans. "EMPLOYEE BENEFIT PLANS" mean all employee benefit plans and benefit arrangements in which employees of Sellers who are currently employed at or provide management services to the Facilities participate.

                  (b) Each Employee Benefit Plan has, at all times, been maintained and operated in compliance, in all material respects, with its terms and requirements of all applicable laws, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended.

         2.18     Intentionally omitted.

         2.19 Capital Expenditures. Except as set forth in Schedule 2.19, as of the date hereof, Sellers do not have any outstanding contracts for capital expenditures relating to the Facilities, nor do they have any agreements, obligations or commitments for capital expenditures relating to the Facilities, including, without limitation, additions to property, plant, equipment or intangible capital assets.

         2.20 Absence of Notices. Except as would not result in a change, event or effect that is materially adverse to the business, financial condition or prospects of the Facilities taken as a whole, Sellers have not received any written notice within the past twelve (12) months that: (i) any supplier of a Seller intends to discontinue, substantially alter prices or terms to, or significantly diminish its relationship with the Facilities; or (ii) any of the employees at the Facilities intends to terminate his or her employment, in either case on account of the transactions contemplated hereby.

         2.21     Medicare and Medicaid Participation.

                  (a)      Except as set forth on Schedule 2.21(a),

                           (i)      Each of the Facilities is eligible to
participate without restriction under Title XVIII ("MEDICARE") and Title XIX ("MEDICAID") of the Social Security Act and is a "PROVIDER" with valid and current provider agreements and with one (1) or more provider numbers with the federal Medicare and all applicable state Medicaid programs through intermediaries;

                           (ii)     Each of the Facilities that receives
payments under CHAMPUS or TRICARE, if any, is a "PROVIDER" with valid and current provider agreements and with one or more provider numbers with CHAMPUS and/or TRICARE and successor programs through intermediaries;

Medicare, Medicaid, CHAMPUS, TRICARE and other federal, state or local governmental reimbursement programs, or successor programs to any of the above, are referred to herein as "GOVERNMENT PROGRAMS";

                           (iii)    To the extent that one (1) or more of the
Facilities currently participates in Government Programs, each of the Facilities that currently participates is in compliance with the conditions of participation for the Government Programs in all material respects;

                           (iv)     Each Seller currently holds such licenses,
agreements, and certificates pertaining to Medicare and Medicaid provider agreements entered into with the State of Florida, the United States, and any municipality or other governmental agency or administrative body that authorizes the Sellers to conduct their business at the respective

Facilities as are necessary to conduct the business of each Facility as presently operated ("MEDICARE AND MEDICAID LICENSES"); and

                           (v)      Each agreement currently in effect between
Sellers and a Government Program is listed on Schedule 2.21(a)(v), and each such agreement is in full force and effect and is applicable to the Facility specified on Schedule 2.21(a)(v).

                  (b) All cost reports of each of the Sellers and the Facilities for the Government Programs which were required to be filed have been properly filed and are complete in all material respects.

         2.22 Third Party Payor Reimbursement. Since May 13, 2002, all billing practices of Sellers with respect to the Facilities to all third party payors, including the Government Programs and private insurance companies, have been in material compliance with all applicable laws, regulations and policies of such third party payors and Government Programs.

         2.23 Patient Records. Except as provided on Schedule 2.23, to the knowledge of Sellers, there is no material deficiency in the patient records and other relevant records of the Facilities, in the aggregate, that constitute a Purchased Asset to be delivered by Sellers to Purchaser pursuant to the terms of this Agreement, and all such records have, prior to the Effective Date, been maintained, in all material respects, in accordance with all applicable federal, state or local laws and regulations governing the preparation, maintenance, confidentiality, transfer and/or destruction of such records.

         2.24     Intentionally omitted.

         2.25     Intentionally omitted.

         2.26 Inventory and Supplies. As of the date hereof, the Inventory (as defined in Schedule 1.1(a) hereto) is in sufficient quantity and condition for the normal operation of the business of the Facilities.

         2.27 Licensed Beds. The number of Licensed Beds listed for the Facilities in Exhibit A-1 and Exhibit B-1 is accurate.

         2.28 Financial Statements. Sellers have delivered to Purchaser copies of the following financial statements (collectively, the "FINANCIAL STATEMENTS"): (i) the unaudited individual Facility profit and loss statements for the fiscal years ended 2000, 2001, 2002 and the three (3) months ended March 31, 2003 for each Facility; and (ii) the unaudited individual Facility balance sheets and consolidated and consolidating balance sheet and statement of cash flows for the fiscal years ended 2001 and 2002 and the three (3) months ended March 31, 2003. The Financial Statements were prepared on the basis of the books and records of the Sellers, and are the financial statements used by the Sellers for internal accounting purposes and have been prepared on a basis consistent with the other internal operating statements used by the Sellers in the ordinary course of business. It is understood that the Financial Statements are prepared as internal operating statements that do not necessarily reflect adjustments required to cause such statements to accurately reflect the operations of the Facilities in accordance with generally accepted accounting principles or otherwise. Notwithstanding the foregoing, the Financial

Statements fairly present the operations of the Facilities and are true and correct in all material respects.

         2.29 Professional Liability Insurance. Attached as Schedule 2.29 are either copies of or a list of the certificates of professional liability insurance carried by Sellers with respect to the Facilities.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT

         As an inducement to Sellers to enter into this Agreement and to consummate the transactions contemplated herein, Purchaser and Parent represent and warrant the following:

         3.1 Corporate Organization; Etc. Purchaser and Parent are each a Delaware limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware with full power and authority to own all of its respective properties and assets and to carry on its respective business as it is now being conducted. Parent owns beneficially and of record all of the issued and outstanding membership interests of Purchaser and has not granted or created any proxy, pledge, lien, charge or encumbrance with respect to such membership interests.

         3.2 Authorization, Binding Effect. Purchaser and Parent each has, and at the Closing will have, the full and unrestricted limited liability company right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions and perform all obligations contemplated hereby and in all agreements, instruments and documents being or to be executed and delivered by Purchaser and Parent in connection with such transactions, except as limited by applicable laws relating to bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to creditors rights. The consummation of the transactions contemplated herein have been duly authorized and approved by all necessary limited liability company action of Purchaser and Parent. This Agreement and each such other agreement, instrument and document, upon due execution and delivery by Purchaser and Parent, will constitute the legal, valid, and binding obligation of Purchaser and Parent, enforceable in accordance with its terms.

         3.3 No Violation. Except for compliance with the HSR Act, Purchaser and Parent are not subject to or obligated under any certificate of formation, operating agreement, bylaw, law, or rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any judgment, order, writ, injunction or decree which would be in any material respect breached or violated by the execution, delivery or performance of this Agreement.

         3.4 Governmental Authorities. Except as set forth on Schedule 3.4 attached hereto and in connection with the filing under the HSR Act, as described in Section 6.1, neither Purchaser nor Parent is required to submit any notice, report or other filing with any federal, state, municipal, foreign or other governmental or regulatory authority in connection with its execution or delivery of this Agreement or any of Purchaser or Parent deliveries required under Section 10.2(b) or the consummation of the transactions contemplated hereby and no consent, approval or authorization of any governmental or regulatory authority is required to be obtained by Purchaser or Parent in connection with the execution, delivery and performance of this Agreement and the Purchaser or Parent deliveries required under Section 10.2(b).

         3.5 Solvency. Purchaser and Parent are each solvent, have not made a general assignment for the benefit of their creditors, and have not admitted in writing their inability to pay their debts as they become due. Neither Purchaser nor Parent has filed, and neither Purchaser nor Parent contemplate the filing of, any bankruptcy, reorganization, or arrangement, insolvency or liquidation proceedings, or any other proceedings for the relief of debtors in general, nor has any such proceeding been instituted by or against Purchaser or Parent nor has any such proceeding, to Purchaser's or Parent's respective knowledge, been threatened.

                                   ARTICLE IV
                              COVENANTS OF SELLERS

         From the date hereof and until the Closing and to the extent thereafter as contemplated herein, except as otherwise consented to or approved by Purchaser in writing, each Seller covenants and agrees as to its respective Facility or Facilities as follows:

         4.1 Regular Course of Business. Each Seller shall: (i) operate its respective Facility or Facilities in a manner substantially consistent with applicable law and past practices; (ii) maintain the Purchased Assets in sufficient repair, order, and condition, and with quantities sufficient to satisfy the representations and warranties as to the condition and quantity of the Purchased Assets set forth in Article II; (iii) timely pay all rents and other payments due with respect to its respective Facility or Facilities on or before the Closing under, and use its commercially reasonable efforts to otherwise maintain (except for expiration due to lapse of time), all Real Property Leases, Personal Property Leases and Assumed Contracts described herein that constitute Purchased Assets, in effect without change except as expressly provided herein; (iv) comply in all material respects with the provisions of all laws, regulations, ordinances and judicial decrees applicable to the operation of its respective Facility or Facilities, including, without limitation, compliance with requirements of all Government Programs; (v) not make any material changes or modifications in any agreement listed on Schedules 2.7 and
2.10 hereof or incur any further obligations or surrender any rights thereunder other than as routinely occur in the ordinary course of business; (vi) not enter into any material agreements or leases which would have had to be disclosed on
Schedule 2.7 or Schedule 2.10 hereof had such agreements or leases been entered into prior to the date hereof other than in the ordinary course of business;
(vii) keep in full force and effect present insurance policies through the Closing Date or other comparable insurance coverage; (viii) use its commercially reasonable efforts to maintain all licenses in good standing necessary to operate the Facilities; and (ix) not take or intentionally permit any action that would result in the creation of a lien or encumbrance on any of the Purchased Assets that is not removed prior to Closing.

         4.2 Absence of Certain Changes or Events. Except for increases and changes made in the ordinary course of business or pursuant to written contractual obligations in effect as of the Effective Date and disclosed to Purchaser on Schedule 2.16 hereof, as to the employees of its respective Facility or Facilities, there will not be any of the following insofar as the same shall constitute an Assumed Liability: any new bonus, percentage compensation, service award or other like benefit, or any increase in the compensation payable or to become payable by a Seller to any of its employees (except compensation granted to new employees who are hired in the ordinary course of business); or any change in the method of calculating any presently existing bonus, percentage compensation, service award or other like benefit, granted, made or accrued to or to the credit of any of the employees or agents of Sellers, or any increase in any employee welfare, insurance, pension, retirement or similar payment or arrangement made or agreed to by a Seller pursuant to existing welfare, pension and retirement Employee Benefit Plans and arrangements, deferred compensation, or Employee Benefit Plans.

         4.3 Borrowing. Sellers shall not create or permit to become effective any mortgage or pledge or material lien, encumbrance or charge of any kind upon the Purchased Assets other than Permitted Liens, which will not be satisfied or paid off at Closing.

         4.4      Full Access and Disclosure.

                  (a) Sellers shall, upon reasonable notice, afford to Purchaser and its counsel, accountants and other authorized representatives (collectively, "PURCHASER REPRESENTATIVES") reasonable access during business hours to the Facilities and the Purchased Assets and the computer systems, books and records, in any way relating to the Purchased Assets and/or the Facilities. Officers of each Seller shall furnish such financial and operating data and other information with respect to the Facilities as Purchaser and/or its representatives shall from time to time reasonably request.

                  (b) All such inspections and investigations by Purchaser Representatives shall be completed at Purchaser's risk without any liability to Sellers, regardless of cause. Subject to the foregoing sentence, in addition to any other indemnification obligations set forth under this Agreement, Purchaser hereby agrees to indemnify and hold harmless (which shall include, without limitation, paying Sellers reasonable attorneys' fees) Sellers against any damages or injuries associated with completion of such inspections or investigations, which undertaking shall survive the termination of this Agreement or the conveyance of the Purchased Assets by Sellers to Purchaser for the period of one (1) year. Purchaser further undertakes that any damage occasioned to the Real Property, Personal Property or the Facilities caused by such inspections or investigations shall be cured by restoring the Real Property, Personal Property or portion of the Facilities disturbed or damaged back to its pre-entry and pre-disturbed state. Purchaser agrees to indemnify and hold harmless Sellers from claims by third parties for monies due incidental to such inspections or investigations.

         4.5      Intentionally omitted.

         4.6      Third Party Consents.

                  (a) Sellers shall use their commercially reasonable efforts to obtain, on or prior to the Closing Date, all consents necessary (other than consents in connection with Real Property Leases and Personal Property Leases which are dealt with in (b) below) for Sellers to fulfill their obligations to consummate the transactions contemplated hereby, including, without limitation, all consents needed to assign the Assumed Contracts, in a form reasonably satisfactory to Purchaser ("THIRD PARTY CONSENTS").

                  (b) Sellers shall use commercially reasonable efforts to obtain from the lessors, if required under the Real Property Leases and Personal Property Leases, written consent to the assignment of the Real Property Leases (or subleases thereof, in the case of Mariner Health of St. Augustine if an assignment cannot first be obtained) and the Personal Property Leases (to the extent they are assignable or otherwise not subject to a master lease arrangement including other facilities of Sellers and their affiliates not being transferred pursuant to the terms and conditions of this Agreement), in a form reasonably acceptable to Purchaser ("LESSOR CONSENT AND ESTOPPEL").

                  (c) Sellers shall pay any reasonable fees required by the lessors, to consent to the assignment of the Real Property Leases or Personal Property Leases to Purchaser. Sellers shall also be required to fund any security deposits required in connection with the assignment or sublease of any Real Property Leases.

                  (d) As of the Closing Date and contemporaneously with the payment of the cash portion of the Purchase Price, Sellers shall have caused their lenders to release their mortgages encumbering the Facilities.

                  (e) Seller shall use commercially reasonable efforts to obtain from Omnicare, Inc. ("Omnicare") either the assignment to Purchaser or its designee at Closing of the Omnicare Contract as set forth on Schedule 2.7 or a new contract from Omnicare on terms substantially the same as the existing Omnicare Contract but for a term not less than ten (10) years.

         4.7      Intentionally omitted.

         4.8 Taxes. Sellers shall file federal, state, local tax returns, and, to the extent applicable, estimates and reports, and pay all amounts then due thereunder, for all periods through and including the Closing Date to the extent necessary to transfer the Purchased Assets to Purchaser in accordance with the terms of this Agreement.

         4.9 No Disposition of Assets. No Seller shall sell, lease or otherwise dispose of or distribute any Purchased Assets other than in the ordinary course of business.

         4.10 Further Documentation. Sellers agree that, for a reasonable period of time following the Closing Date, upon request by Purchaser, Sellers will do, execute, acknowledge, and deliver, or cause to be done, executed, acknowledged, and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required, without enlarging or extending any liability of Sellers beyond what is otherwise contemplated by this Agreement, in order to more fully assign, grant, transfer, convey, assure and confirm to Purchaser, or to its successors and assigns, or for aiding and assisting in collecting and reducing to possession any or all of the Purchased Assets and Assumed Liabilities to be sold to or assumed by Purchaser pursuant to this Agreement.

         4.11 Confidentiality. Nothing herein shall otherwise modify the obligations of Sellers pursuant to a certain confidentiality agreement with Purchaser dated March 10, 2003, and Sellers agree to continue their obligations under such agreement for a period of three (3) years following the Closing. Notwithstanding the foregoing, Purchaser agrees to fashion with Sellers a mutually acceptable press release concerning: (i) the execution and delivery of this Agreement and the sale of the Purchased Assets; and (ii) the Closing hereunder. Notwithstanding the foregoing, nothing herein shall prevent MHC from issuing from time to time such public announcements as it shall determine may be necessary in order to comply with any applicable law, rule or regulation of any governmental entity or agency or listing requirement of any national securities exchange or association applicable to MHC.

         4.12 Title Insurance; Title; Governmental Approval and Third Party Consent.

                  (a) Sellers have provided Purchaser a copy of all currently effective title insurance policies and commitments (such policies and commitments, the "TITLE BINDER") and plats and surveys in their possession that relate to the Real Property.

                  (b)      Intentionally omitted.

                  (c)      Intentionally omitted.

         4.13 Key Employees. The employment of any of the employees listed on Schedule 4.13 ("KEY EMPLOYEES") shall not be terminated without the prior consent of Purchaser, except for cause. Further, Purchaser shall be promptly notified of any such termination or the resignation of any such Key Employees and Sellers will consult with Purchaser prior to replacing any such Key Employees.

         4.14     Intentionally omitted.

         4.15 Delivery of Inventories and Supplies at Closing. At Closing, Sellers shall deliver to Purchaser by leaving at each of the Facilities the Inventory in condition, quantity and quality sufficient to meet the regular operating needs at such Facility consistent with each Seller's past practice.

         4.16 Payment for Earned Vacation. Each Seller shall pay to Purchaser by wire transfer of immediately available funds to an account designated by Purchaser, its pro rata share of the value, as of Closing, equal to ninety percent (90%) of all estimated earned vacation pay of all employees of Sellers who accept employment to continue working at the Facilities after Closing ("TRANSITIONED EMPLOYEES") as set forth on Schedule 4.16 attached hereto (the "ESTIMATED EARNED VACATION AMOUNT") in accordance with Sellers' employee benefit plans and policies in effect as of the Effective Date. Thirty (30) days following the Effective Date, Sellers shall pay the difference between the Estimated Earned Vacation Amount and the actual amount of all earned vacation pay in respect of Transitioned Employees plus any amounts due in respect of taxes that may be payable on the actual amount of earned vacation pay (together with the Estimated Earned Vacation Amount, the "EARNED VACATION AMOUNT"). Sellers shall deliver to Purchaser an updated schedule on or before Closing which shall include all earned vacation pay as of the Closing Date.

         4.17     Intentionally omitted.

         4.18 No Solicitation. Sellers agree that they shall not, after the date hereof and before the Closing Date, directly or indirectly, through any officer, director, employee, agent or otherwise solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition of all or a substantial portion of the Purchased Assets, or any equity interest in a Seller or any business combination involving a Seller, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. Notwithstanding anything to the contrary in this Section 4.18 or elsewhere in this Agreement: (i) each Seller shall have the unrestricted right and option to sell to any party all or any portion of its stock or (general or limited) partnership interests, as the case may be, so long as (a) such sale is subject to all of such Seller's obligations and Purchaser's rights under this Agreement, or (b) such sale is not consummated until the consummation of the transactions contemplated by this Agreement or the earlier termination of this Agreement; and (ii) nothing herein shall otherwise prevent Sellers or any affiliate of Sellers from disposing of other assets that do not constitute Purchased Assets, provided, however, that if at any time prior to the Closing Date, the Board of Directors of MHC ("PARENT BOARD") determines in good faith that it has received an Alternative Proposal (defined below) that the Parent Board determines is reasonably likely to result in a Superior Proposal (defined below), the Sellers and MHC may: (x) furnish information with respect to the Sellers to the person making such Alternative Proposal pursuant to a customary confidentiality agreement; and (y) participate in discussions and negotiations with such person regarding such Alternative Proposal. For purposes of this Agreement, "ALTERNATIVE PROPOSAL" means: (q) any proposal or offer from any person relating to any direct or indirect acquisition or purchase of assets or equity securities (or rights to purchase such securities), of Sellers, any tender offer or exchange offer for any class of equity securities of MHC, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving MHC or a majority of the Sellers; or (r) any other transaction that is conditioned upon the termination of this Agreement or that would be reasonably expected, if consummated, to frustrate the completion of the transaction contemplated hereby. "SUPERIOR PROPOSAL" means any bona fide, unsolicited written Alternative Proposal that did not result from a breach of this Section 4.18 and that involves the payment of consideration and other terms and conditions that, taken as a whole, the Parent Board determines in good faith, taking into account all the terms and conditions of the Alternative Proposal, including the nature and amount of the consideration to be received, break-up fees, conditions to consummation and the likelihood of completion, are more favorable and provide greater value to MHC than as provided pursuant to this Agreement. MHC shall notify Purchaser promptly after receipt by MHC (or any of its advisors) of any Alternative Proposal or any request for access to the business, properties, assets, books or records of MHC or any of the Sellers by any person that may be considering making, or has made, an Alternative Proposal, which notice shall identify in reasonable detail the person making, and the material terms and conditions of, any such Alternative Proposal, indication or request. Prior to furnishing confidential information to, or entering into discussions or negotiations with any person with respect to an Alternative Proposal, MHC and Sellers, as appropriate, must obtain from such other person an executed confidentiality agreement with terms no more favorable to such person than those contained in the confidentiality agreement referred to in Section 4.11 hereof.

         4.19     Intentionally omitted.

         4.20     Intentionally omitted.

         4.21 Section 2.8 Facilities. Seller's shall have until December 31, 2003 to take such action as shall be necessary to eliminate any Section 2.8 Encumbrance with respect to any Section 2.8 Facility specified in a Section 2.8 MOU. Upon the elimination of all of the Section 2.8 Encumbrances with respect to any Section 2.8 Facility, Seller shall give Purchaser written notice of the same and the transfer of fee simple title from Sellers to Purchaser with respect to such Facility shall be consummated within twenty (20) business days following the date of such notice (the "SECTION 2.8 FACILITY DELAYED CLOSING DATE"). On the Section 2.8 Facility Delayed Closing Date (i) Purchaser shall pay to Sellers by wire transfer of immediately available funds to an account designated by Sellers an amount equal to the amount set forth on
Schedule 2.8(a) that was previously withheld from the cash portion of the Purchase Price as a consequence of such Facility being a Section 2.8 Facility and shall deliver an amended and restated Promissory Note reflecting an appropriate increase in the principal amount thereof equal to the reduction taken upon such Facility becoming a Section 2.8 Facility pursuant to Section 2.8 and as set forth in Schedule 2.8(a) and (ii) Sellers shall execute and deliver such instruments of sale, assignment and transfer relating to the subject
Section 2.8 Facility as shall be necessary to transfer the same to Purchaser together with any Personal Property, Personal Property Leases, Inventory, Assumed Contracts, Business Records and other items that were classified on the Closing Date as Excluded Assets pursuant to Schedule 1.1(c)(y) as a result of such Facility being a Section 2.8 Facility. The obligations of the parties to consummate a transaction on any one or more Section 2.8 Facility Delayed Closing Date shall be subject only to those conditions to closing as are directly relevant to the Facility then being conveyed and, in connection therewith, Purchaser and Sellers shall make only those closing deliveries as are directly relevant to the conveyance of the subject Facility. For purposes of determining whether the Weighted Average Occupancy requirement pertaining to any Section 2.8 Facility that is to be conveyed to Purchaser on a Section 2.8 Facility Delayed Closing Date has been met, (i) the Average Resident Days for such Facility for the seven calendar day period ending on and including the date that is ten (10) days prior to the Section 2.8 Facility Delayed Closing Date shall be determined and then (ii) the Weighted Average Occupancy for the Non-Withdrawn Facilities determined as of the Closing Date pursuant to Section 8.9 will be recalculated to include the Average Resident Days and the Licensed Beds attributable to such
Section 2.8 Facility. Sellers will be deemed to have satisfied the condition set forth in Section 8.9 hereof with respect to the subject section 2.8 Facility if the Weighted Average Occupancy for the Non-Withdrawn Facilities as supplemented by the subject Section 2.8 Facility continues to be at least eighty-eight percent (88%). For the avoidance of doubt, in making the foregoing calculation, the Average Resident Days and Licensed Beds attributable to the Non-Withdrawn Facilities determined for the seven calendar day period ending on and including the Measurement Date in connection with the Closing shall not change. The representations and warranties of the various parties hereto contained in this Agreement shall only be given as of the then applicable Section 2.8 Facility Delayed Closing Date as they relate to the subject Facility. The survival period for any representations and warranties given on the Section 2.8 Facility Delayed Closing Date shall be as set forth in Section 7.1 of this Agreement, except that references in such section to the "Closing Date" shall be deemed to be references to the Section 2.8 Facility Delayed Closing Date.

         4.22 Mariner Health of Tampa. Subject to Seller's right to make the Tampa Facility Delayed Closing Election (defined below), on or before the Closing Date, Sellers shall use commercially reasonable efforts to obtain fee simple title to Mariner Health of Tampa and provide Purchaser evidence of the same. Any reasonable cost or expense incurred in obtaining fee simple title to Mariner Health of Tampa shall be paid by the Sellers. If Sellers obtain fee simple title, to Mariner Health of Tampa, Sellers shall convey fee simple title to the Mariner Health of Tampa Facility to Purchaser at the Closing. If Sellers cannot obtain and transfer to Purchaser at Closing fee simple title to Mariner Health of Tampa in accordance with the requirements of Section 2.8 of this Agreement, the Purchase Price shall be reduced by the amount set forth on Schedule 2.8(a) with such reduction allocated on a pro rata basis between cash and the principal amount of the Promissory Note as set forth on Schedule 2.8(a) and Sellers shall have the option of electing to delay the Closing (the "TAMPA FACILITY DELAYED CLOSING ELECTION") with respect to such facility until December 31, 2003 (the "DELAY PERIOD") by providing Purchaser with written notice of such election no later than the Measurement Date (as defined below). During the Delay Period, Sellers shall continue to use commercially reasonable efforts to obtain fee simple title to Mariner Health of Tampa on the same basis as described above in this paragraph. If Sellers are unable to obtain fee simple title to Mariner Health of Tampa by the end of the Delay Period, then either Sellers or Purchaser may withdraw Mariner Health of Tampa from this Agreement. If Sellers exercise the Tampa Facility Delayed Closing Election and are thereafter able to obtain fee simple title to Mariner Health of Tampa prior to December 31, 2003, Sellers shall give Purchaser written notice of such event and the consummation of the transfer of fee simple title to Mariner Health of Tampa from Sellers to Purchaser shall be completed no later than twenty (20) business days following the date of such notice (the "TAMPA FACILITY DELAYED CLOSING DATE"). On the Tampa Facility Delayed Closing Date Purchaser shall (i) pay to Sellers by wire transfer of immediately available funds to an account designated by Sellers cash in an amount equal to the amount that was previously withheld from the cash portion of the Purchase Price as a consequence of the inability to deliver fee simple title to Mariner Health of Tampa and deliver an amended and restated Promissory Note reflecting an appropriate increase in the principal amount thereof equal to the reduction previously taken upon the inability to deliver fee simple title to Mariner Health of Tampa and (ii) Sellers shall execute and deliver such instruments of sale, assignment and transfer relating to Mariner Health of Tampa as shall be necessary to transfer the same to Purchaser together with any Personal Property, Personal Property Leases, Inventory, Assumed Contracts, Business Records and other items that were classified on the Closing Date as Excluded Assets pursuant to Schedule 1.1(c)(y) as a result of the exercise by Sellers of the Tampa Facility Delayed Closing Election. The obligations of the parties to consummate the transactions on the Tampa Facility Delayed Closing Date shall be subject only to those conditions to closing as are directly relevant to the Mariner Health of Tampa Facility and, in connection therewith, Purchaser and Sellers shall make only those closing deliveries as are directly relevant to the transfer of fee simple title to Mariner Health of Tampa Facility. For purposes of determining whether the Weighted Average Occupancy requirement pertaining to Mariner Health of Tampa has been met, (i) the Average Resident Days for Mariner Health of Tampa for the seven calendar day period ending on and including the date that is ten (10) days prior to Tampa Facility Delayed Closing Date shall be determined and then (ii) the Weighted Average Occupancy for the Non-Withdrawn Facilities determined as of the Closing Date pursuant to Section 8.9 will be recalculated to include the Average Resident Days and the Licensed Beds attributable to the Mariner Health of Tampa Facility. Sellers will be deemed to have satisfied the condition set forth in Section 8.9 hereof with respect to the Mariner Health of Tampa Facility if the Weighted Average Occupancy for the Non-Withdrawn Facilities as supplemented by the Mariner Health of Tampa Facility continues to be at least eighty-eight percent (88%). For the avoidance of doubt, in making the foregoing calculation, the Average Resident Days and Licensed Beds attributable to the Non-Withdrawn Facilities determined for the seven calendar day period ending on and including the Measurement Date in connection with the Closing shall not change. The representations and warranties of the various parties hereto contained in this Agreement shall only be given as of the Tampa Facility Delayed Closing Date as they directly relate to the Mariner Health of Tampa Facility. The survival period for any representations and warranties given on the Tampa Facility Delayed Closing Date shall be as set forth in Section 7.1 of this Agreement, except that references in such section to the "Closing Date" shall be deemed to be references to the Tampa Facility Delayed Closing Date.

         4.23 Mariner Health of St. Augustine. Subject to Seller's right to make the St. Augustine Facility Delayed Closing Election (defined below), on or before the Closing Date, Sellers shall use commercially reasonable efforts to obtain a consent to assignment of the Real Property Lease of Mariner Health of St. Augustine and provide Purchaser evidence of the same. In the event the Sellers are unsuccessful in obtaining the consent required by the prior sentence, Sellers shall use commercially reasonable efforts to obtain a sublease on or before the Closing Date and provide Purchaser evidence of the same. If Sellers cannot obtain any of the foregoing prior to the Closing Date and Sellers do not make the St. Augustine Facility Delayed Closing Election, either Sellers or Purchaser may withdraw Mariner Health of St. Augustine from this Agreement. The Purchase Price shall not be reduced or increased by the exclusion or inclusion of Mariner Health of St. Augustine as a Purchased Asset. Sellers shall have the option of electing to delay the Closing (the "ST. AUGUSTINE FACILITY DELAYED CLOSING ELECTION") with respect to the Mariner Health of St. Augustine Facility through the Delay Period by providing Purchaser with written notice of such election no later than the Measurement Date. During the Delay Period, Sellers shall continue to use commercially reasonable efforts to obtain a consent to assignment of the Real Property Lease of the Mariner Health of St. Augustine Facility on the same basis as described above in this paragraph. In the event that during the Delay Period Sellers determine that they cannot obtain a consent to such assignment on or before the end of the Delay Period, Purchaser and Sellers shall enter into a sublease with respect to the Mariner Health of St. Augustine Facility. If Sellers are unable to (i) obtain any of the foregoing by the end of the Delay Period or (ii) resolve any UST Remediated Conditions that exist at Mariner Health of St. Augustine where the estimated cost to remediate exceeds $100,000, then either Sellers or Purchaser may withdraw Mariner Health of St. Augustine from this Agreement. If Sellers exercise the St. Augustine Facility Delayed Closing Election and they are able to obtain one of the alternatives described above prior to December 31, 2003 and resolve any UST Remediated Conditions as contemplated by Section 6.2(b) hereof, Sellers shall give Purchaser written notice of such event specifying which alternative has been obtained and the assignment of the relevant lease, or entering into a sublease, shall be completed no later than twenty (20) business days following the date of such notice (the "ST. AUGUSTINE FACILITY DELAYED CLOSING DATE"). At the St. Augustine Facility Delayed Closing Date, Purchaser and Sellers shall enter into an amendment of this Agreement as appropriate to reflect the alternative obtained by Sellers and Sellers shall execute and deliver such instruments of sale, assignment and transfer relating to Mariner Health of St. Augustine Facility as shall be necessary to transfer the same to Purchaser together with any Personal Property, Personal Property Leases, Inventory, Assumed Contracts, Business Records and other items that were classified on the Closing Date as Excluded Assets pursuant to Schedule 1.1(c)(y) as a result of the exercise by Sellers of the St. Augustine Facility Delayed Closing Election. In the event that Sellers are assigning the relevant lease or entering into a sublease with Purchaser, Purchaser shall accept assignment of the relevant lease or enter into a sublease with Sellers, as applicable. The obligations of the parties to consummate the transactions on the St. Augustine Facility Delayed Closing Date shall be subject only to those conditions as are directly relevant to the Mariner Health of St. Augustine Facility and the specific alternative obtained by Purchaser. Similarly, Purchaser and Sellers shall make only those closing deliveries as are directly relevant to the Mariner Health of St. Augustine Facility and the alternative obtained. For purposes of determining whether the Weighted Average Occupancy requirement pertaining to Mariner Health of St. Augustine has been met, (i) the Average Resident Days for Mariner Health of St. Augustine for the seven calendar day period ending on and including the date that is ten (10) days prior to St. Augustine Facility Delayed Closing Date shall be determined and then (ii) the Weighted Average Occupancy for the Non-Withdrawn Facilities determined as of the Closing Date pursuant to Section
8.9 will be recalculated to include the Average Resident Days and the Licensed Beds attributable to the Mariner Health of St. Augustine Facility. Sellers will be deemed to have satisfied the condition set forth in Section 8.9 hereof with respect to the Mariner Health of St. Augustine Facility if the Weighted Average Occupancy for the Non-Withdrawn Facilities as supplemented by the Mariner Health of St. Augustine Facility continues to be at least eighty-eight percent (88%). For the avoidance of doubt, in making the foregoing calculation, the Average Resident Days and Licensed Beds attributable to the Non-Withdrawn Facilities determined for the seven calendar day period ending on and including the Measurement Date in connection with the Closing shall not change. The representations and warranties contained in this Agreement shall only be given as of such date as they directly relate to the Mariner Health of St. Augustine Facility and with regard to such facility only. The survival period for any representations and warranties given on the St. Augustine Facility Delayed Closing Date shall be as set forth in Section 7.1 of this Agreement, except that references in such section to the "Closing Date" shall be deemed to be references to the St. Augustine Facility Delayed Closing Date.

         4.24 Section 2.9 Facilities. Sellers shall have until December 31, 2003 to take such action as shall be necessary to eliminate any UST Remediated Condition with respect to any Section 2.9 Facility. Upon the elimination of the UST Remediated Condition with respect to any Section 2.9 Facility, Seller shall give Purchaser written notice of the same and the transfer of fee simple title from Sellers to Purchaser with respect to such Facility shall be consummated within twenty (20) business days following the date of such notice (the "SECTION
2.9 FACILITY DELAYED CLOSING DATE"). On the Section 2.9 Facility Delayed Closing Date (i) Purchaser shall pay to Sellers by wire transfer of immediately available funds to an account designated by Sellers an amount equal to the amount set forth on Schedule 2.8(a) that was previously withheld from the cash portion of the Purchase Price as a consequence of such Facility being a Section
2.9 Facility and shall deliver an amended and restated Promissory Note reflecting an appropriate increase in the principal amount thereof equal to the reduction taken upon such Facility becoming a Section 2.9 Facility and as set forth in Schedule 2.8(a) and (ii) Sellers shall execute and deliver such instruments of sale, assignment and transfer relating to the subject Section 2.9 Facility as shall be necessary to transfer the same to Purchaser together with any Personal Property, Personal Property Leases, Inventory, Assumed Contracts, Business Records and other items that were classified on the Closing Date as Excluded Assets pursuant to Schedule 1.1(c)(y) as a result of such Facility being a Section 2.9 Facility. The obligations of the parties to consummate a transaction on any one or more Section 2.9 Facility Delayed Closing Date shall be subject only to those conditions to closing as are directly relevant to the
Section 2.9 Facility then being conveyed and, in connection therewith, Purchaser and Sellers shall make only those closing deliveries as are directly relevant to the conveyance of the subject Facility. For purposes of determining whether the Weighted Average Occupancy requirement pertaining to any Section 2.9 Facility that is to be conveyed to Purchaser on a Section 2.9 Facility Delayed Closing Date has been met, (i) the Average Resident Days for such Facility for the seven calendar day period ending on and including the date that is ten (10) days prior to the Section 2.9 Facility Delayed Closing Date shall be determined and then
(ii) the Weighted Average Occupancy for the Non-Withdrawn Facilities determined as of the Closing Date pursuant to Section 8.9 will be recalculated to include the Average Resident Days and the Licensed Beds attributable to such

Section 2.9 Facility. Sellers will be deemed to have satisfied the condition set forth in Section 8.9 hereof with respect to the subject Section 2.9 Facility if the Weighted Average Occupancy for the Non-Withdrawn Facilities as supplemented by the subject Section 2.9 Facility continues to be at least eighty-eight percent (88%). For the avoidance of doubt, in making the foregoing calculation, the Average Resident Days and Licensed Beds attributable to the Non-Withdrawn Facilities determined for the seven calendar day period ending on and including the Measurement Date in connection with the Closing shall not change. The representations and warranties of the various parties hereto contained in this Agreement shall only be given as of the then applicable Section 2.9 Facility Delayed Closing Date as they relate to the subject Facility. The survival period for any representations and warranties given on the Section 2.9 Facility Delayed Closing Date shall be as set forth in Section 7.1 of this Agreement, except that references in such section to the "Closing Date" shall be deemed to be references to the Section 2.9 Facility Delayed Closing Date.

         4.25 OIG Confirmation. Sellers shall use commercially reasonable efforts to secure evidence reasonably acceptable to Purchaser from the Office of Inspector General, Department of Health and Human Services ("OIG") that Purchaser will not be subject to the terms of the Civil and Administrative Settlement Agreement dated March 25, 2002 between The United States of America, acting through the United States Department of Justice and on behalf of the OIG and Mariner Post-Acute Network, Inc., Mariner Health Group, Inc. and affiliated debtors ("CIA") with respect to the Facilities.

         4.26     Intentionally omitted.

         4.27     Intentionally omitted.

         4.28 Cooperation. Sellers shall cooperate with any commercially reasonable request of the operator of the Facilities to furnish all requested documentation and to execute all documents and consents reasonably necessary for the operator of the Facilities to obtain all licenses, agreements, certificates and consents contemplated by this Agreement from third parties and government program agencies, including, without limitation, Medicare, and Medicaid provider agreements entered into with the State of Florida and the United States federal government.

         4.29 Subordination Agreement. Sellers shall enter into a subordination agreement with Purchaser's senior lenders containing such terms and conditions as are typically found in connection with transactions of this type.

         4.30 Promissory Note Assignment Option. MHC shall give Purchaser ten (10) business days prior written notice of its intention to assign the Promissory Note to a third party (the "PROMISSORY NOTE ASSIGNMENT NOTICE"). At such time following the delivery of the Promissory Note Assignment Notice as MHC shall reach an agreement (which may be an oral understanding or in the form of a non-binding term sheet), MHC shall supplement the Promissory Note Assignment Notice (the "Second Note Assignment Notice") to provide in reasonable detail the material terms of the proposed assignment, including, without limitation, price and the nature of the consideration to be received by MHC and, if available, a copy of any written term sheet or other document setting forth the terms of the proposed sale and assignment of the Promissory Note. Purchaser shall have five
(5) business days following its receipt of the Second Note Assignment Notice to elect to have the Promissory Note assigned to them on the same terms as are set forth in the Second Note Assignment Notice (the "PROMISSORY NOTE ASSIGNMENT OPTION"). If Purchaser exercises the Promissory Note Assignment Option, then Purchaser or its assignee shall be obligated to accept assignment and MHC shall assign the Promissory Note on the date specified in the Second Note Assignment Notice and MHC shall receive the consideration specified in the Second Note Assignment Notice in the manner specified in the Promissory Note Assignment Notice. If Purchaser declines to exercise the Promissory Note Assignment Option or fails to respond in the time period provided above, then MHC shall be free to sell, assign, transfer and deliver to such third party that has submitted the offer that was the subject of the Second Note Assignment Notice, provided that such sale, assignment and transfer shall be on terms no less favorable to MHC than were set forth in the Second Note Assignment Notice.

                                    ARTICLE V
                        COVENANTS OF PURCHASER AND PARENT

         Purchaser covenants and agrees with Sellers that:

         5.1 Confidentiality. Nothing herein shall otherwise modify the obligations of Purchaser pursuant to a certain confidentiality agreement with Sellers dated March 10, 2003 and Purchaser agrees to continue its obligations under such agreement for a period of three (3) years following the Closing. Notwithstanding the foregoing, Purchaser agrees to fashion with Sellers a mutually acceptable press release concerning: (i) the execution and delivery of this Agreement; and (ii) the Closing hereunder.

         5.2 Compliance with Laws. Purchaser and Parent shall comply in all material respects with all applicable laws, and with all applicable rules and regulations of all governmental authorities, in conjunction with the execution, delivery and performance of this Agreement and the transactions contemplated hereby. Purchaser and Parent will, at its expense comply with all applicable federal, state and local laws, statutes, rules, regulations, ordinances or policies in conducting any inspection or testing of the Purchased Assets.

         5.3 Assumption of and Compliance with the Assumed Contracts. As of the Closing, Purchaser shall assume and be solely responsible for performance of Sellers, obligations under the Assumed Liabilities, including, without limitation, the Assumed Contracts and Personal Property Leases, in accordance with the form of assignment and assumption agreement mutually agreed upon by the parties ("ASSIGNMENT AND ASSUMPTION AGREEMENT"). As of the Closing, if applicable, Purchaser shall assume and be solely responsible for the Real Property Leases, the assignment of which shall be in a form mutually acceptable to Purchaser and Sellers. Assumed Contract payments, Personal Property Lease payments and Real Property Lease payments shall be prorated through the Closing Date.

         5.4 Parent Action. Parent will take or cause to be taken all such limited liability company action that is necessary or desirable to cause Purchaser to fulfill its obligations under this Agreement.

         5.5      Intentionally omitted.

         5.6 Consents, Etc. As promptly as practicable after the date hereof, Purchaser, Parent and their respective designees and affiliates shall cooperate with Sellers to make all filings with, and give all notices to, all governmental bodies and other regulatory authorities having jurisdiction with respect to the facilities or the transactions contemplated hereby, and to give all notices to all third parties required to consummate the transactions contemplated by this Agreement.

         5.7 Further Documentation. For a reasonable period of time following the Closing Date, upon request by Sellers, each of Purchaser and Parent will do, execute, acknowledge, and deliver, or cause to be done, executed, acknowledged, and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required, without enlarging or extending any liability of Purchaser or Parent beyond what is otherwise contemplated by this Agreement, in order to relieve Sellers, or their respective successors and assigns of the Assumed Liabilities to be assumed by Purchaser pursuant to this Agreement.

         5.8      Intentionally omitted.

         5.9 Regulatory Inspections; Surveys. Purchaser shall be responsible for and shall bear all costs and expense incurred in connection with any requirements of regulatory inspections or surveys conducted after the Closing Date and implementing any plans of correction relating to such surveys or inspections. Subject to the requirements of applicable law, Purchaser agrees that it shall not request any regulatory inspection or survey of any Facility by any regulatory authority until after the Closing Date.

         5.10 Purchaser Financial Information. Purchaser shall be obligated to deliver to Sellers in sufficient time to permit MHC to make any timely filing that MHC is required to make pursuant to the Securities and Exchange Act of 1934, as amended, GAAP compliant financial statements pertaining to Purchaser's operations, including a balance sheet, statement of cash flows and statement of stockholders' equity. Purchaser shall also provide Sellers with copies of any compliance documents provided by Purchaser to its senior lenders.

         5.11 Notice of Changes to Capital Structure. Purchaser shall provide Sellers reasonable prior written notice of any proposed change in Purchaser's capital structure.

         5.12 Subordination of Additional Rent. Purchaser agrees to take all such commercially reasonable actions as are necessary to cause the operator of the Facilities or other third party to subordinate any payment by the operator of the Facilities of rent other than Minimum Rent under the Master Lease and Security Agreement ("MASTER LEASE") to payments owed to Sellers under the Administrative Services Agreement (the "ADMINISTRATIVE SERVICES AGREEMENT," a copy of which is attached hereto as Exhibit 10.2(a)(xix)).

         5.13 Internal Controls. If Seller is required at any point in the future to include in its consolidated financial statements the financial position and results of operations of Purchaser as a result of a change in the corporate or capital structure of Purchaser or Parent or in the relationship between Purchaser and the operator of any Facility, Purchaser will use commercially reasonable efforts at Purchaser's sole cost and expense to implement such internal controls as may be necessary or desirable in order to allow Sellers to meet the requirements of any then applicable laws, rules or regulations governing the preparation of Sellers' financial statements.

         5.14 Mariner Designated Operator. As long as MHC Management is a party to the Administrative Services Agreement, Purchaser shall provide Mariner with written notice of its intent to terminate the lease between Purchaser and the operator of the Facilities. If the lease between Purchaser and the operator of the Facilities is validly and properly terminated pursuant to the terms of the Master Transaction Agreement (as defined below), Purchaser shall have no further obligation under this Section 5.14 and MHC Management shall not have any right to designate an operator as set forth herein. Provided that the subject lease termination is not pursuant to the terms of the Master Transaction Agreement (as defined below), MHC Management shall have thirty (30) days from the date of its receipt of such notice to identify an operator (the "MARINER DESIGNATED OPERATOR"), reasonably satisfactory to Purchaser, who will enter into a lease and a master transaction agreement with Purchaser (both of which shall be placed in escrow pending completion of the CHOW Applications (defined below)) on substantially the same terms as the lease and the master transaction agreement then being terminated (the "REPLACEMENT DOCUMENTS") and to cause such operator to file any change of ownership applications as may then be required by the State of Florida in connection with the transition of the operations of the Facilities to the Mariner Designated Operator (the "CHOW APPLICATIONS"). The Mariner Designated Operator shall have ninety (90) days following the filing of the CHOW Applications to receive approval of such applications. If the Mariner Designated Operator receives such regulatory approval then the Replacement Documents shall be released from escrow and shall be valid and binding agreements between the Mariner Designated Operator and Purchaser. If MHC Management fails to identify a Mariner Designated Operator within the time period set forth herein, the Mariner Designated Operator is not reasonably satisfactory to Purchaser or the CHOW Applications are not approved within the time period set forth above, Purchaser shall have no further obligation and MHC Management shall have no further rights pursuant to this Section 5.14.

                                   ARTICLE VI
                                 OTHER COVENANTS

         6.1 HSR Filing. Promptly upon execution and delivery of this Agreement, if applicable, each party will prepare and file, or cause to be prepared and filed, with the Federal Trade Commission and the Department of Justice, a notification with respect to the transactions contemplated by this Agreement pursuant to the HSR Act. Each party will promptly provide all additional information requested, and take all other actions necessary or appropriate, to comply with notification requirements under the HSR Act and to cause the expiration of all waiting periods under the HSR Act. Each party will be responsible for its own costs of preparing such documents and filings as may be required pursuant to the HSR Act and the costs of otherwise complying with the HSR Act. Notwithstanding the above, the filing fee for all filings required by the HSR Act shall be paid solely by Purchaser.

         6.2      Escrowed Remediation Funds.

                  (a) Subject to the terms set forth below, Sellers agree to bear the costs incurred to resolve the conditions listed on Schedule 6.2 (the "REMEDIATED CONDITIONS") in an amount up to Six Hundred Fifty Thousand Dollars ($650,000) (the "REMEDIATION FUND"). Following the Effective Date and prior to Closing, Sellers at their option may take such actions as are necessary to resolve any of the Remediated Conditions to the reasonable satisfaction of Purchaser and its senior lenders. Sellers will provide Purchaser notice when they have resolved any of the

Remediated Conditions and will provide Purchaser with documentation demonstrating the amount expended in connection with resolving such Remediated Condition (the "REMEDIATION EXPENSES"). On the Closing Date, Sellers shall deposit with an escrow agent designated by Purchaser the amount of the Remediation Fund reduced by all reasonable Remediation Expenses incurred by Sellers prior to the Closing Date (the "ESCROWED REMEDIATION FUND"). Subject to the terms set forth below, Purchaser shall use the Escrowed Remediation Fund to resolve any Remediated Conditions not previously resolved by Sellers. Purchaser also covenants to use the Escrowed Remediation Fund solely for the purpose of remedying the Remediated Conditions and to act in good faith to ensure that any amounts expended from the Escrowed Remediation Fund are used efficiently and shall consult with Sellers in connection therewith to minimize the amount of any such expenditure. Purchaser shall provide Sellers with five (5) business days prior notice to review any proposed expenditure of monies from the Escrowed Remediation Fund in excess of $10,000. Purchaser waives any right to assert the breach or inaccuracy of any representation or warranty contained in this Agreement or to seek indemnification in connection with any claim that is directly or indirectly related to any of the Remediated Conditions. Any unused portion of the Remediation Fund shall be promptly returned to Sellers on the first anniversary of the Closing Date (the "REMEDIATION FUND RELEASE DATE"). If Purchaser withdraws any of the Remediated Conditions (the "WITHDRAWN REMEDIATED CONDITIONS") without incurring any Remediation Expense in connection therewith, then on the Remediation Fund Release Date Purchaser shall be entitled to retain out of the remaining Escrowed Remediation Fund an amount equal to 50% of the cost allocated to such Withdrawn Remediated Conditions.

                  (b) Subject to the terms set forth below, Sellers agree to bear the costs incurred to resolve the conditions listed on Schedule 2.9 relating solely to the underground storage tanks at Mariner Health at Bonifay, Mariner Health Care of Pinellas Point and Mariner Health of St. Augustine (each a "SECTION 2.9 FACILITY" and such conditions referred to herein as the "UST REMEDIATED CONDITIONS") in an amount up to One Hundred Thousand Dollars per
Section 2.9 Facility (the "UST REMEDIATION FUND"). Following the Effective Date and prior to Closing, Purchaser will obtain Phase II environmental surveys of the underground storage tanks at Mariner Health at Bonifay and Mariner Health Care of Pinellas Point and will make the results of such surveys available to Sellers (the "PHASE II SURVEYS"). Notwithstanding the foregoing, Purchaser will not obtain a Phase II Survey and will not take any other action with respect to the underground storage tank located at Mariner Health of St. Augustine until such time as Sellers shall have provided notice to Purchaser (i) no later than ten business days prior to the Closing Date, that Mariner Health of St. Augustine will be a Purchased Asset as of the Closing Date or (ii) subsequent to the Closing Date, pursuant to Section 4.23 hereof establishing the St. Augustine Facility Delayed Closing Date. On the Closing Date, if any UST Remediated Conditions then exist at any Section 2.9 Facilities included in the Purchased Assets and the estimated cost to resolve such UST Remediated Conditions as established by the applicable Phase II Surveys does not exceed $100,000 per
Section 2.9 Facility, Sellers shall deposit with an escrow agent designated by Purchaser an amount equal to the estimated cost established by such applicable Phase II Survey to remediate the UST Remediated Conditions applicable to the
Section 2.9 Facilities then being conveyed to Purchaser (the "ESCROWED UST REMEDIATION FUND"). Subject to the terms set forth below, Purchaser shall use the Escrowed UST Remediation Fund solely for the purpose of remedying the UST Remediated Conditions and will act in good faith to ensure that any amounts expended from the Escrowed UST Remediation Fund are used efficiently and shall consult with Sellers in connection therewith to minimize the amount of any such expenditure. Purchaser shall provide Sellers with five (5) business days prior notice to review any proposed expenditure of monies monies from the Escrowed UST Remediation Fund in excess of $10,000. Purchaser waives any right to assert the breach or inaccuracy of any representation or warranty contained in this Agreement or to seek indemnification in connection with any claim that is directly or indirectly related to any of the UST Remediated Conditions relating to a Section 2.9 Facility that has been conveyed to Purchaser and Sellers' sole obligation with respect to any such Section 2.9 Facility shall be limited to the Escrowed UST Remediation Fund. Any portion of the Escrowed UST Remediation Fund that is not specifically allocated to an expense in connection with the resolution of the UST Remediated Conditions by the Remediation Fund Release Date shall be promptly returned to Sellers. In the event that the estimated cost established by the applicable Phase II Survey to remediate the UST Remediated Conditions applicable to any Section 2.9 Facility exceeds $100,000, Purchaser may elect to accept from Sellers $100,000 in the Escrowed UST Remediation Fund and consummate the Closing pursuant to the provisions of this Section 6.2(b) or declare that such Section 2.9 Facility shall be excluded from the Purchased Assets until such time as the UST Remediated Conditions affecting such Facility have been resolved to Purchaser's satisfaction at which time such Facility will be conveyed to Purchaser pursuant to Section 4.24 hereof and the Purchase Price (allocated on a pro rata basis between cash and the Promissory Note) shall be reduced by the amount set forth in Schedule 2.8(a) and any such Section 2.9 Facility shall thereafter be subject to the provisions of Section 4.24 (with Mariner Health of St. Augustine being subject to the provisions of Section 4.23).

         6.3 Risk of Loss. All risk of loss of, or damage to, or destruction of, the Purchased Assets shall belong to and be borne by the Sellers up to the Closing Date. In the event that any Purchased Asset suffers a material loss or damage or any Purchased Asset is destroyed such that such loss, damage or destruction would materially impair Purchaser's ability to operate a Facility as presently operated and the Sellers fail or are unable to repair or replace such asset in a manner reasonably satisfactory to Purchaser prior to the Closing Date, then Purchaser shall be entitled to receive the insurance proceeds with respect to such asset and shall close the transactions contemplated herein notwithstanding such loss, damage or destruction.

         6.4 Mutual Cooperation. Each party shall promptly furnish to the other all information and documentation that is not otherwise available to the other party and that such party may reasonably request in connection with any filing with a governmental or regulatory body or with any third party in connection with consummating the transactions contemplated hereby. Subject to
Section 5.2, if there is a cost that must be incurred prior to Closing to resolve any conditions relating to the Real Property or the Personal Property that is required by governmental authorities as a result of a change of ownership survey and/or re-licensing based upon an inspection by a governmental authority, then Seller shall pay the reasonable cost of same.

                                   ARTICLE VII
                                 INDEMNIFICATION

         7.1 Survival of Representations and Warranties. Except for Sections 2.4, 2.14, 2.21 and 2.22 and the indemnification rights associated therewith, all of which shall survive for a period equal to the term of the longest statute of limitations applicable thereto, all warranties and representations, and the indemnification rights associated therewith, in this Agreement and any certificates delivered pursuant to Sections 8.1 and 9.1 shall survive the Closing and execution of the documents contemplated by this Agreement for a period of eighteen (18) months from and after the Closing Date (the "SURVIVAL PERIOD"). The parties hereto in executing and in carrying out the provisions of this Agreement are relying solely on the representations, warranties and agreements contained in this Agreement or in any writing delivered pursuant to provisions of this Agreement or at the Closing of the transactions herein provided for and not upon any representation, warranty, agreement, promise or information, written or oral, made by any person other than as specifically set forth herein or therein.

         7.2 Agreement to Defend. In the event any action, suit, proceeding or investigation of the nature specified in Section 7.3 or Section 7.4 hereof is commenced, whether before or after the Closing, all of the parties hereto agree to cooperate and use their best reasonable efforts to defend against and respond thereto.

         7.3      Indemnification by MHC.

                  (a) Subject to the limitations set forth in this Article VII, MHC shall indemnify, exculpate and hold Purchaser and Parent and their respective partners, directors, officers, employees and agents (collectively, "PURCHASER INDEMNIFIED PARTIES") harmless from and against, and agree promptly to defend Purchaser Indemnified Parties from and reimburse Purchaser Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, costs of investigation, reasonable attorneys' fees and other reasonable legal costs and expenses actually incurred) ("PURCHASER INDEMNIFIED LOSSES") which Purchaser Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

                           (i)      Any and all obligations of Sellers other
than the Assumed Liabilities relating to the Real Property, the Personal Property, the Facilities or the operation thereof, and pertaining to the period prior to the Closing Date;

                           (ii)     Any misrepresentation or inaccuracy in or
any breach of any of the representations or warranties made by a Seller in or pursuant to this Agreement or in any instrument, certificate or affidavit delivered by a Seller at the Closing except to the extent such breach shall have been waived in writing by Purchaser;

                           (iii)    Any failure by a Seller to carry out,
perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or in any instrument, certificate or affidavit delivered by a Seller at the Closing;

                           (iv)     Intentionally omitted.

                           (v)      Any and all liability or loss arising out of
or relating to any failure in connection with the transactions contemplated herein to comply with the requirements of any laws or regulations relating to bulk sales or transfers; and

                           (vi)     Any and all claims, including any suit,
action, or other proceeding brought by applicable governmental or quasi-governmental authorities against Purchaser, the Purchased Assets or the
Facilities: (a) arising from the ownership and operation thereof by a

Seller prior to the Closing Date; or (b) as to any overpayments made to a Seller by third parties including, without limitation, overpayments made with respect to Government Programs, if applicable, relating to any period prior to the Closing Date.

                  (b) Sellers shall not be responsible for lost profits or consequential damages; provided, however, Medicaid and Medicare recapture payments relating to periods prior to the Closing Date and realized through the adjustments in Medicare and Medicaid reimbursement rates shall not be deemed lost profits or consequential damages.

                  (c) If and to the extent any liabilities for which indemnification is sought by Purchaser Indemnified Parties is related to events or circumstances occurring both prior to and after the Closing Date or are from both a cause that is indemnified and one that is not so indemnified, the Sellers' obligations hereunder shall extend only to liabilities attributable to events or circumstances prior to the Closing Date or the indemnified event, circumstance or cause.

                  (d) Except for the matters addressed in Section 7.1 hereof, which shall survive as set forth therein, the Sellers shall not be responsible for any claim that is asserted after the applicable Survival Period, except for claims relating to liabilities that are not Assumed Liabilities, which shall survive for a period equal to the term of the longest statute of limitations applicable thereto. Any claim to be timely asserted against Sellers must be asserted in writing and with reasonable specificity as to the facts forming a basis for such claim.

                  (e) Notwithstanding the foregoing, Sellers shall have no liability to indemnify Purchaser for any claim based on the condition of the Real Property, Leased Property, or Personal Property of which Purchaser had knowledge and nonetheless elected to consummate the transactions contemplated by this Agreement. For purposes of this provision, in addition to the matters covered in Section 12.21 hereof, Purchaser's knowledge shall also be deemed to include all matters pertaining to the condition of the Real Property, Leased Property or Personal Property contained in any schedule to this Agreement or in any documents reviewed by, or made available to, Purchaser as part of its due diligence review undertaken in connection with the transactions contemplated by this Agreement (the "PURCHASER'S DUE DILIGENCE REVIEW") or any matter that should have been revealed as a result of the inspections actually completed by or on behalf of Purchaser in connection with the Purchaser's Due Diligence Review..

         7.4      Indemnification by Purchaser and Parent.

                  (a) Subject to the limitations set forth in this Article VII, Purchaser and Parent, jointly and severally, shall indemnify, exculpate and hold Sellers, and their respective stockholders, partners, directors, officers, employees and agents (collectively, "SELLER INDEMNIFIED PARTIES") harmless from and against, and agree promptly to defend Seller Indemnified Parties from and reimburse Seller Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, costs of investigation, reasonable attorneys' fees and other reasonable legal costs and expenses actually incurred) ("SELLER INDEMNIFIED LOSSES") which Seller Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

                           (i)      Any and all of the respective obligations of
Purchaser and Parent relating to the Real Property, the Personal Property, the Assumed Liabilities, the Facilities or the operation thereof pertaining to the period after the Closing Date;

                           (ii)     Any misrepresentation or inaccuracy in or
any breach of any of the representations or warranties made by Purchaser or Parent in or pursuant to this Agreement or in any instrument, certificate or affidavit delivered by Purchaser or Parent at the Closing except to the extent such breach shall have been waived in writing by Sellers;

                           (iii)    Any failure by Purchaser or Parent to carry
out, perform, satisfy and discharge the Assumed Liabilities or any of its other covenants, agreements, undertakings, liabilities or obligations under this Agreement or in any instrument, certificate or affidavit delivered by Purchaser or Parent at the Closing;

                           (iv)     Any and all claims, including any suit,
action, or other proceeding brought by applicable governmental or quasi-governmental authorities against a Seller, (a) arising from the ownership and operation of the Facilities by Purchaser or any operator selected by Purchaser after the Closing Date; or (b) as to any overpayments made to Purchaser by third parties including, without limitation, overpayments made with respect to Government Programs, if applicable, relating to periods after the Closing Date; and

                           (v)      Any and all claims against a Seller by a
person as to whom Purchaser received a payment for earned vacation pay for such person pursuant to Section 4.16 hereof, and as to whom Purchaser or any operator selected by Purchaser failed to provide the amount of earned vacation pay benefit for which it received payment.

                  (b) Purchaser and Parent shall not be responsible for lost profits or consequential damages; provided, however, Medicaid and Medicare recipient payments relating to periods prior to the Closing Date and realized through the adjustments in Medicare and Medicaid, reimbursement rates shall not be deemed lost profit, or consequential damages.

                  (c) If and to the extent any liabilities for which indemnification is sought by Seller Indemnified Parties is related to events or circumstances occurring both prior to and after the Closing Date or are from both a cause that is indemnified and one that is not so indemnified, the Purchaser's and Parent's obligations hereunder shall extend only to liabilities attributable to events or circumstances subsequent to the Closing Date or the indemnified event, circumstance or cause.

                  (d) Except for the matters set forth below, Purchaser and Parent shall not be responsible for any claim that is asserted after the applicable Survival Period. Purchaser and Parent shall be responsible for claims made in connection with or pursuant to 4.16 and 12.5 or Sections 7.4(a)(i), 7.4(a)(iv) and 7.4(a)(v), for a period equal to the term of the longest statute of limitations applicable thereto. Any claim to be timely asserted against Purchaser and Parent must be asserted in writing and with reasonable specificity as to the facts forming the basis of the claim. Claims made pursuant to Section 4.4(b) shall survive as set forth therein.

         7.5      Notification of Claims.

                  (a)      A party entitled to be indemnified pursuant to
Section 7.3 or 7.4 (the "INDEMNIFIED PARTY") shall notify the party liable for such indemnification (the "INDEMNIFYING PARTY") in writing of any claim or demand which the Indemnified Party has determined, has given or could give rise to a right of indemnification under this Agreement, as soon as possible after the Indemnified Party becomes aware of such claim or demand; provided, however, that the Indemnified Party's failure to give such notice to the Indemnifying Party in a timely fashion shall not result in the loss of the Indemnified Party's rights with respect thereto except to the extent the Indemnified Party is prejudiced by the delay. The Indemnifying Party shall provide the Indemnified Party notice of its intention to take up the defense of a claim for which indemnification is sought within fourteen (14) days after the receipt of written notice thereon from the Indemnified Party.

                  (b) If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to Section 7.5(a), and if such claim or demand relates to a claim or demand asserted by a third party against the Indemnified Party which the Indemnifying Party acknowledges is a claim or demand for which it must indemnify or hold harmless the Indemnified Party under Sections 7.3 or 7.4, the Indemnifying Party shall have the right to either (i) pay such claim or demand or (ii) employ counsel reasonably acceptable to the Indemnified Party to defend any such claim or demand asserted against the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any such claim or demand at its own expense. So long as the Indemnifying Party is defending in good faith any such claim or demand asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such claim or demand. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by it for its use in defending any third party claim or demand. Whether or not the Indemnifying Party elects to defend any such claim or demand, the Indemnified Party shall have no obligations to do so.

                  (c) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless the Indemnifying Party fails to assume and maintain the defense of such claim pursuant to Section 7.5(b) hereof. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim and does not result in any financial obligation on the part of the Indemnified Party, contingent or otherwise, or contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's affiliates.

         7.6      Limitations on Amount/Basket and Cap - MHC.

                  (a) MHC shall have no liability (indemnification or otherwise) with respect to matters described in Section 7.3 until the total amount of Purchaser Indemnified Losses exceeds Two Hundred Thousand Dollars ($200,000), and Sellers shall only be responsible for amounts in excess of this threshold, except that any liability for breaches of the representations and warranties set forth in Sections 2.4, 2.14, 2.21, 2.22 and liability under Section 12.5 and Sections 7.3(a)(i) and 7.3(a)(vi) shall not be subject to this limitation.

                  (b) Sellers' maximum aggregate liability for Purchaser Indemnified Losses shall be limited to Four Million Dollars ($4,000,000), except that any liability for breaches of the representations and warranties set forth in Sections 2.4, 2.14, 2.21, 2.22 and liability under Section 12.5 and Sections 7.3(a)(i) and 7.3(a)(vi) shall be unlimited and otherwise not subject to this limitation.

         7.7      Limitations on Amount/Basket and Cap - Purchaser/Parent.

                  (a) Purchaser and Parent shall have no liability (for indemnification or otherwise) with respect to matters described in Section 7.4 until the total amount of Seller Indemnified Losses exceeds Two Hundred Thousand Dollars ($200,000), and shall only be responsible for amounts in excess of this threshold, except that any liability for Purchaser's or Parent's indemnification obligations under Sections 4.4(b), 4.16 and 12.5 or liability under Sections 7.4(a)(i), 7.4(a)(iv) or 7.4(a)(v) shall be unlimited and not otherwise subject to this limitation.

                  (b) Purchaser's and Parent's maximum aggregate liability for Seller Indemnified Losses shall be limited to Four Million Dollars ($4,000,000), except that any liability for Purchaser's and Parent's indemnification obligations under Sections 4.4(b), 4.16 and 12.5 or liability under Sections 7.4(a)(i), 7.4(a)(iv) or 7.4(a)(v) shall be unlimited and not otherwise subject to this limitation.

         7.8 Exclusive Remedy. Except with respect to any liabilities, obligations, losses, damages, claims, activities or expenses which are conclusively shown to involve either fraud or intentional and knowing misrepresentation by a party hereto from whom indemnification is sought and except for the remedies set forth in Sections 11.3 and 11.4 of this Agreement, the rights of indemnification contained in this Agreement shall be the sole and exclusive remedy of the parties with regard to any and all liabilities, obligations, losses, damages, claims, activities and expenses (including, without limitation, attorneys' fees and court costs) that result from or arise out of any breach or inaccuracy of any representations, warranties, statements, certificates, agreements or covenants made by any party contained in, or related to, this Agreement or any agreements, certificates or other documents entered into in connection with this Agreement by Sellers and Purchasers.

                                  ARTICLE VIII
              CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND PARENT

         Each and every obligation of Purchaser and Parent under this Agreement, except for the obligations of Purchaser and Parent to be fulfilled prior to the Closing and obligations that survive termination of this Agreement, shall be subject to the satisfaction, on or before the Closing, of each of the following conditions unless waived in writing by Purchaser and Parent or as otherwise provided herein:

         8.1 Representations, Warranties; Performance. The representations and warranties made by Sellers herein and in the Related Documents, as supplemented by Sellers, prior to the Closing Date, shall be true and correct in all material respects at and as of the Closing, with the same effect as though made on such date except to the extent the same specifically relate to the Effective Date hereof or another specified date in which case such representations and warranties shall be true and correct as of the date so made, and except for changes as permitted or contemplated by this Agreement or as contemplated by Section 6.2 hereof. Sellers shall have performed and complied with all covenants required by this Agreement and the Related Documents to be performed and complied with by Sellers prior to the Closing in all material respects. Sellers shall deliver to Purchaser at Closing a certificate of each Seller executed by an officer of each Seller certifying to such compliance and completion.

         8.2      Consents and Approvals.

                  (a) The operator of the Facilities shall have obtained all material approvals for all licenses, agreements, certificates and other consents from third parties and Government Program agencies necessary for the operation of the Facilities, including, without limitation, Medicare and Medicaid provider agreements entered into with the State of Florida, the United States, if any, and any municipality, or other governmental agency or administrative body that authorizes Sellers to conduct their business at the Facilities as presently operated (individually and collectively, "GOVERNMENTAL APPROVAL").

                  (b) With respect to the Leased Facilities, the Sellers shall have obtained the Lessor Consent and Estoppel, if and to the extent that such are required to be obtained from the Lessor; provided, however, that this condition shall not apply to the extent that either Purchaser or Sellers have exercised their rights under Section 4.22 and Section 4.23 to remove one or both of the Leased Facilities from the transactions contemplated by this Agreement.

                  (c)      Sellers shall have obtained the Third Party Consents.

                  (d) Sellers shall have obtained for the benefit of Purchaser or its designee either the assignment to Purchaser of the Omnicare Contract or a new contract from Omnicare on terms substantially the same as the existing Omnicare Contract but for a term not less than ten (10) years.

         8.3      Intentionally omitted.

         8.4 No Destruction of Property. The Facilities shall not have suffered material damage, destruction or loss for which insurance is not available to compensate for the entire damage, destruction or loss as contemplated by Section 6.3 hereof. For the purposes of this Section, "MATERIAL DAMAGE, DESTRUCTION OR LOSS," shall be uninsured damage (excluding any amount attributable to self insured retention, deductible or similar items) to any one or more of the Facilities in excess of One Hundred Thousand Dollars ($100,000) for any one Facility or One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate.

         8.5 No Proceeding or Litigation. No injunction, judgment, order, decree, ruling, or charge shall be in effect under any action, suit or proceeding before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator that: (i) prevents consummation of any of the transactions contemplated by this Agreement; or (ii) would cause any of the transactions contemplated by this Agreement to be rescinded following consummation, provided that Purchaser has not directly or indirectly initiated, solicited or encouraged any such action, suit or proceeding.

         8.6      Intentionally omitted.

         8.7 Material Adverse Change. There shall have been no "MATERIAL ADVERSE CHANGE". For purposes hereof, the term "MATERIAL ADVERSE CHANGE" shall mean any change, event or effect that is materially adverse to the business, financial condition or prospects of the Facilities taken as a whole, except for any such change, event or effect resulting from or arising out of: (i) the negotiation, announcement, execution, delivery, consummation or anticipation of the transactions contemplated by, or compliance with, this Agreement and the transactions contemplated hereby; or (ii) changes, events or developments that have a negative impact on the long-term care industry as a whole nationally or in the State of Florida and not a disproportionate impact on the Facilities taken as a whole and which are not otherwise addressed by the provisions of this Agreement or the Related Documents.

         8.8 Noncompetition Agreement. Sellers shall have executed and delivered at Closing a Noncompetition Agreement in substantially the form set forth as Exhibit 8.8 attached hereto ("NONCOMPETITION AGREEMENT").

         8.9      Occupancy Requirement.

                  (a)      Definitions.

                           (i)      "AVERAGE RESIDENT DAYS" shall mean the
quotient obtained by dividing (A) the number of all residents and patients in the Non-Withdrawn Facilities pursuant to agreements and arrangements with the applicable Seller entered into in the ordinary course of such Seller's business and determined in a manner consistent with Seller's established practice for each of the seven calendar days in the period ending on and including the Measurement Date by (B) seven.

                           (ii)     "WEIGHTED AVERAGE OCCUPANCY" shall mean the
quotient obtained by dividing (A) the Average Resident Days by (B) the total number of Licensed Beds .

                           (iii)    "MEASUREMENT DATE" shall mean that date
which is ten (10) calendar days before Closing Date.

                           (iv)     "NON-WITHDRAWN FACILITIES" shall mean those
Facilities that are conveyed, transferred and assigned to Purchaser on the Closing Date.

                  (b) "REQUIREMENT". The Weighted Average Occupancy for the Non-Withdrawn Facilities in the aggregate shall be at least eighty-eight percent (88%).

         8.10     Related Documents.

                  (a) Purchaser and the operator of the Facilities shall have entered into the Master Lease and Master Transaction Agreement ("MASTER TRANSACTION AGREEMENT").

                  (b) Sellers and the operator of the Facilities shall have entered into the Operations Transfer Agreement ("OTA") in the form attached to and made a part of this Agreement as Exhibit 8.10.

         8.11 Insurable Title. At Closing, Purchaser shall receive from the Title Company a policy or policies insuring Purchaser's title to the Facilities in the form and in accordance with the representations and warranties set forth in Section 2.8(a).

                                   ARTICLE IX
                    CONDITIONS TO THE OBLIGATIONS OF SELLERS

         Each and every obligation of Sellers under this Agreement, except for the obligations to be fulfilled prior to the Closing and obligations that survive termination of this Agreement, shall be subject to the satisfaction, on or before the Closing, of each of the following conditions unless waived in writing by Sellers or otherwise provided herein:

         9.1 Representations and Warranties; Performance. The representations and warranties made by Purchaser and Parent herein and in all agreements, instruments and documents executed and delivered by Purchaser and Parent in connection with the transactions contemplated herein, as supplemented by Purchaser and Parent prior to the Closing, shall be true and correct in all material respects at and as of the Closing, with the same effect as though made on such date, except to the extent the same specifically relate to the Effective Date or another specified date in which case such representations and warranties shall be true and correct as of the date so made, and except for changes as permitted or contemplated by this Agreement. Purchaser and Parent shall have performed and complied with all covenants required by this Agreement and in all agreements, instruments and documents executed by Purchaser and Parent in connection with the transactions contemplated herein to be performed and complied with by Purchaser and Parent prior to the Closing in all material respects. Purchaser and Parent shall deliver to Sellers at Closing a certificate of Purchaser and Parent executed by an officer of Purchaser and Parent certifying to such compliance and completion.

         9.2      Intentionally omitted.

         9.3 Consents and Approvals. The operator of the Facilities shall have obtained the approvals for all licenses, agreements, certificates and other consents necessary for the operation of the Facilities from third parties and the Government Approvals.

         9.4 No Proceeding or Litigation. No injunction, judgment, order, decree, ruling or charge shall be in effect under any action, suit or proceeding before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator that (i) prevents consummation of any of the transactions contemplated by this Agreement or (ii) would cause any of the transactions contemplated by this Agreement to be rescinded following consummation, provided that Sellers have not solicited or encouraged any such action, suit or proceeding.

         9.5 Consent of Lenders and Noteholders. Sellers shall have received all consents from Sellers' lenders and noteholders necessary to enable Sellers to consummate the transaction contemplated by this Agreement.

         9.6 Operations Transfer Agreement, Master Lease, Master Transaction Agreement and Administrative Services Agreement. Purchaser and operator of the Facilities shall have entered into the OTA, the Administrative Services Agreement, the Master Transaction Agreement and the Master Lease, as applicable.

         9.7      Intentionally omitted.

                                    ARTICLE X
                                     CLOSING

         10.1 Possession. Possession of all Purchased Assets sold hereunder shall be delivered to Purchaser on the Closing Date, and Sellers shall provide notices, in form provided by Purchaser and reasonably acceptable to Sellers, to tenants and residents of such possession change, if requested by Purchaser.

         10.2     Transfer Documents.

                  (a)      Sellers shall deliver to Purchaser on the Closing
Date:

                           (i)      duly executed Assignment and Assumption
Agreement as required by Section 5.3;

                           (ii)     duly executed Special Warranty Deeds in the
form attached hereto as Exhibit 10.2(a)(ii), subject to the Permitted Liens;

                           (iii)    duly executed Bills of Sale in the form
attached hereto as Exhibit 10.2(a)(iii);

                           (iv)     subject to Section 4.23 hereof, the
Assignment and Assumption of Real Property Lease for each Leased Facility, in a form mutually satisfactory to Sellers and Purchaser, subject to the Permitted Liens;

                           (v)      such additional bills of sale and other
appropriate instruments of assignment and conveyance, as to the Personal Property, in form mutually but reasonably satisfactory to Purchaser and Sellers, dated as of the Closing, as may be necessary to convey title to the Purchased Assets not covered by clause (ii) above, subject to the Permitted Liens;

                           (vi)     an assignment of any intangible property to
be transferred to Purchaser pursuant to this Agreement;

                           (vii)    the duly executed Noncompetition Agreement
in the form attached hereto as Exhibit 8.8;

                           (viii)   subject to Section 4.22 and Section 4.23
hereof, the Lessor Consent and Estoppel for each Leased Facility;

                           (ix)     to the extent not already delivered by
Sellers, and to the extent available, originals of all of the Real Property Leases, Personal Property Leases, Assumed Contracts, Patient Care Contracts, licenses and permits that constitute the Purchased Assets;

                           (x)      evidence of the authority of Sellers to
execute and deliver the applicable documents necessary in order to effectuate the Closing;

                           (xi)     an affidavit in form reasonably satisfactory
to the Title Company to remove the standard preprinted title exceptions for mechanic's or materialmen's liens, and taxes other than for the current year and thereafter not yet due and payable, and parties in possession other than those in possession under Patient Care Contracts and other assumed Leases, subject to the Permitted Liens;

                           (xii)    employee records relating to Transitioned
Employees shall remain at the respective Facility;

                           (xiii)   a closing statement setting forth in
reasonable detail the financial transactions contemplated by this Agreement, including, without limitation the Purchase Price, all prorations, and the allocation of costs specified herein;

                           (xiv)    a bring-down certificate reaffirming that
the representations and warranties are true and correct as of the Closing Date as required by Section 8.1;

                           (xv)     the duly executed Subordination Agreement as
required by Section 4.29;

                           (xvi)    any other documents reasonably required by
the Title Company;

                           (xvii)   certificate of non-foreign status in the
form attached hereto as Exhibit 10.2(a)(xvii);

                           (xviii)  a duly executed OTA;

                           (xix)    a duly executed Administrative Services
Agreement in the form attached hereto as Exhibit 10.2(a)(xix);

                           (xx)     Certificate of Secretary or Assistant
Secretary of each Seller certifying the (a) articles or certification of incorporation, bylaws or limited partnership agreement of each Seller, (b) incumbency and signatures of officers of each Seller and (c) resolutions authorizing the transactions contemplated by this Agreement;

                           (xxi)    Certificates of Good Standing for each
Seller from the Secretary of State for their respective state of incorporation as of a recent date;

                           (xxii)   Certificates of the Secretary of State of
the State of Florida certifying each Seller's qualification and good standing as a foreign corporation, as applicable; and

                           (xxiii)  The confirmation letter from OIG described
in Section 4.25 of this Agreement.

                  (b) Parent and Purchaser shall deliver to Sellers on the Closing Date, in addition to the items set forth in Section 1.5 hereof, the following:

                           (i)      duly executed Assignment and Assumption
Agreement in respect of the Assumed Contracts and leases described in Schedule
2.10 hereto;

                           (ii)     Assignment and Assumption of Real Property
Lease for each Leased Facility;

                           (iii)    the Purchase Price including the Promissory
Note;

                           (iv)     Intentionally omitted;

                           (v)      a bring-down certificate reaffirming that
the representations and warranties are true and correct as of the Closing Date as required by Section 9.1;

                           (vi)     a closing statement setting forth in
reasonable detail the financial transactions contemplated by this Agreement, including, without limitation, the Purchase Price, all prorations, and the allocation of costs specified herein;

                           (vii)    any other documents reasonably required by
the Title Company;

                           (viii)   such other instruments of assignment and
assumption as to the Assumed Liabilities, in the form mutually but reasonably satisfactory to Purchaser and Sellers, dated as of the Closing Date, as may be necessary for Purchaser to assume the Assumed Liabilities;

                           (ix)     evidence of the authority of Purchaser and
Parent to execute and deliver the applicable documents in order to effectuate the Closing;

                           (x)      an OTA duly executed by Purchaser and the
operator of the Facilities;

                           (xi)     Intentionally omitted;

                           (xii)    Intentionally omitted;

                           (xiii)   Certificate of the Secretary or Assistant
Secretary of each of Parent and Purchaser certifying the: (a) certificate of formation and operating agreement of each of Parent and Purchaser, (b) incumbency and signatures of officers of each of Parent and Purchaser and (c) resolutions of each of Parent and Purchaser authorizing the transactions contemplated hereby;

                           (xiv)    Certificates of Good Standing for each of
Parent and Purchaser from the Secretary of State of Delaware as of a recent date;

                           (xv)     Certificate of the Secretary of State of the
State of Florida certifying Purchaser's qualification and good standing as a foreign corporation;

                           (xvi)    a duly executed Noncompetition Agreement in
the form attached hereto as Exhibit 8.8;

                           (xvii)   Allocation of Purchase Price among the
Purchased Assets as contemplated by Section 1.7 hereof;

                           (xviii)  a valid Florida sales tax resale exemption
certificate duly executed by a representative of Purchaser; and

                           (xix)    a Master Transaction Agreement duly executed
by Purchaser and the operator of the Facilities, as applicable, together with all exhibits and schedules thereto.

         10.3     Intentionally omitted.

         10.4 Prorations; Other Closing Adjustments. Prorations shall be made as of the Closing Date with Sellers to be entitled to all proceeds and subject to all obligations prior to the Closing Date, and with Purchaser to be entitled to all proceeds and subject to all obligations from and after the Closing Date.

                  (a) Earned Vacation Pay. In accordance with Section 4.16 and Schedule 4.16, Sellers shall pay in immediately available funds an amount equal to the Estimated Earned Vacation Amount for all Transitioned Employees. Purchaser shall in turn pay or credit to the operator of the Facilities an amount equal to the amount Purchaser receives pursuant to the prior sentence. Furthermore, Purchaser shall in turn pay or credit to the operator of the Facilities an amount equal to difference between the Estimated Earned Vacation Amount and the Earned Vacation Amount as soon as practicable after receiving such amount pursuant to Section 4.16 hereof.

                  (b) Real Estate and Personal Property Taxes; Prorations. Real and personal property taxes and assessments shall be prorated as of the Closing Date. Said prorations shall be made on an accrual basis, shall be based on the tax year of the municipality in which the Real Property and the Personal Property are located and shall be based on the most recent available bill.

                  (c) Other Prorations. Charges for water, fuel, gas, oil, heat, electricity and other utilities, operating charges and prepaid service contracts, shall be prorated as of the Closing Date.

         10.5     Closing Costs.

                  (a)      Sellers shall pay:

                           (i)      All costs of preparing the documents
required of Sellers pursuant to Section 10 of this Agreement (which shall not include any costs incurred by Purchaser in connection with having their counsel review such agreements);

                           (ii)     All costs associated with obtaining an
owner's base title insurance policy, sales tax or transfer fees relating to the sale of the Personal Property and Real Property;

                           (iii)    Intentionally omitted;

                           (iv)     Any fee, cost, charge or expense incurred by
Sellers in connection with the negotiation, examination and consummation of this Agreement other than as expressly set forth herein;

                           (v)      Intentionally omitted;

                           (vi)     Intentionally omitted.

                  (b)      Purchaser shall pay:

                           (i)      Any escrow or closing charges of Title
Company other than the premium for the Title Policy set forth in Section 10.5(a)(ii);

                           (ii)     The cost of preparing the environmental
reports with respect to the Real Property;

                           (iii)    The cost of preparing the property
inspection reports with respect to the Real Property;

                           (iv)     The premium for any special endorsements to
the base Title Policy;

                           (v)      Any fee, cost, charge or expense incurred by
Purchaser in connection with the negotiation, examination and consummation of this Agreement, other than as expressly set forth herein;

                           (vi)     Any premium, escrow or closing charges owed
to the Title Company other than the owner's base Title Policy;

                           (vii)    The cost of preparing the ALTA/ACSM Land
Title surveys with respect to the Facilities and preliminary reports on title for each of the Facilities issued by the Title Company.

                                   ARTICLE XI
                           TERMINATION AND ABANDONMENT

         11.1 Method of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time on or before the Closing:

                  (a) by mutual written consent of all of the parties hereto;

                  (b)      Intentionally omitted;

                  (c)      Intentionally omitted;

                  (d) automatically, at 11:59 p.m., Eastern Standard Time, on December 1, 2003, unless the Closing has occurred (the "TERMINATION DATE"), unless extended by the mutual written agreement of the parties hereto; provided, however, that the right to terminate this Agreement under this Section 11.1(d) shall not be available to any party whose action or failure to act constitutes a material breach of this Agreement;

                  (e) by Purchaser, if Purchaser is not then in material breach of this Agreement and Sellers are then in material breach of this Agreement, and such breach remains uncured for more than ten (10) days after Sellers' receipt of written notice thereof from Purchaser specifying in reasonable detail the nature of such breach; provided, however, that no opportunity to cure shall extend beyond the Termination Date unless specifically agreed to by the non-breaching party;

                  (f) by Sellers, if Sellers are not then in material breach of this Agreement and Purchaser is then in material breach of this Agreement, and such breach remains uncured for more than ten (10) days after Purchaser's receipt of written notice thereof from Sellers specifying in reasonable detail the nature of such breach; provided, however, that no opportunity to cure shall extend beyond the Termination Date unless specifically agreed to by the non-breaching party;

                  (g) by Sellers if (i) the Parent Board shall have authorized MHC or a majority of the Sellers, as appropriate, to enter into an agreement with respect to a Superior Proposal and MHC shall have complied with its obligations under Section 4.18 and (ii) Purchaser shall not have made, within five (5) business days of receipt of MHC's notification of its intention to enter into an agreement with respect to a Superior Proposal, an offer that the Parent Board determines in good faith, is at least as favorable, from a financial point of view, to MHC as such Superior Proposal; and

                  (h)      Intentionally omitted.

         11.2 Procedure Upon Termination. In the event of termination and abandonment pursuant to Section 11.1(a) and (d) hereof, this Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated for any reason:

                  (a) each of the parties will redeliver all documents and other material of any other party relating to the transactions contemplated hereby to the party furnishing the same;

                  (b) all information received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of, or disclosed to third parties by such party to the detriment of the party furnishing such information;

                  (c) no party hereto shall have any liability or further obligation to any other party to this Agreement other than under the provisions of Sections 4.4(b), 4.11, 5.1 and 12.5 hereof and other than on the basis of a breach of this Agreement prior to its termination.

         11.3 Sellers' Remedies Upon Termination. In the event of the termination of this agreement by Sellers as a result of (i) the breach of
Section 3.2; (ii) the breach of a covenant of Purchaser, not remedied pursuant to Section 11.1(f); or (iii) Purchaser's failure to make any closing delivery not requiring (but expressly excluding Purchaser's obligation to deliver the Purchase Price) any third party action, consent or signature, then the following provision shall apply:

         SELLERS' SOLE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT AND TO RECEIVE THE DEPOSIT TOGETHER WITH ANY INTEREST ACCRUED THEREON AS FULL AND COMPLETE LIQUIDATED DAMAGES.

         11.4     Purchaser's Remedies upon Termination.

                  (a) Sellers shall pay (by wire transfer of immediately available funds) to Purchaser the Break-Up Fee, together with any interest accrued thereon, in the event the Agreement is terminated by Purchaser as a result of: (i) a breach of Sections 2.2(a) and (c); (ii) a breach of Sections 2.21(a)(i), (iv) or (v); (iii) a breach of Section 2.21(b); (iv) any breach of a covenant of Sellers, not remedied pursuant to Section 11.1(e); (v) the failure of the condition precedent to Sellers' obligations contained in Section 9.5; or
(vi) Sellers' failure to make any closing delivery not requiring any third party action, consent or signature. In the event this Agreement is terminated by Sellers pursuant to Section 11.1(g) or Sellers sell, transfer, lease, enter into a management agreement or otherwise convey (or enter into an agreement to sell, transfer, lease, enter into a management agreement or otherwise convey) any or all of the Facilities to a third party unrelated to Purchaser within the twelve
(12) month period following either the wrongful termination of this Agreement by Sellers or the termination of this Agreement by Purchaser as a result of a breach of Section 11.1(e), then in addition to the Break-Up Fee, Sellers will pay all of Purchaser's documented expenses associated with the transactions contemplated by this Agreement up to an amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000).

                  (b) The parties hereto acknowledge that the actual damages sustained by either Purchaser or Sellers resulting from the events set forth in Section 11.1 above are difficult to ascertain, that the liquidated damages set forth in Section 11.3 and Section 11.4 are a reasonable and fair estimate of the amount of damages either Purchaser or Sellers will suffer in connection with the termination of this Agreement as set forth in Section 11.3 and Section 11.4 above. The foregoing payment shall be Purchaser's and Sellers' sole and exclusive remedy for such breach. Under no circumstances shall Purchaser or Sellers be entitled to payment of special, punitive or consequential damages under this Agreement.

         11.5     Other Terminations. Except as expressly provided in Sections
11.3 and 11.4 above, no fee or payment shall be required of either party in the event of the termination of this Agreement and each party shall be responsible for the costs in connection with the transactions contemplated by this Agreement.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

         12.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of all the parties hereto at any time prior to the Closing with respect to any of the terms contained herein.

         12.2 Waiver of Compliance; Consent. Any failure of a Seller on the one hand, or Purchaser, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by Purchaser or a Seller, as the case may be, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.2.

         12.3     Intentionally omitted.

         12.4 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be personally delivered, or sent by facsimile transmission (provided a copy is thereafter promptly mailed as hereinafter provided), or sent by overnight commercial delivery service (provided a receipt is available with respect to such delivery), or mailed by first-class registered or certified mail, return receipt requested, postage prepaid (and shall be effective when received, if sent by personal delivery or by facsimile transmission or by overnight delivery service, or on the third (3rd) day after mailing, if mailed):

                  (a)      If to Sellers, to:
                           Mariner Health Care, Inc.
                           One Ravinia Drive, Suite 1500
                           Atlanta, GA 30346
                           Attention:  Chris Winkle, President and CEO
                        with copies to both (which shall not constitute notice):

                        Mariner Health Care, Inc.
                        One Ravinia Drive, Suite 1500
                        Atlanta, GA 30346
                        Attention:   Stefano M. Miele, Esq.
                                     Senior Vice President and General Counsel

                        Powell, Goldstein, Frazer & Murphy LLP
                        191 Peachtree Street, N.E.
                        16th Floor
                        Atlanta, Georgia  30303
                        Attention:  Richard H. Miller, Esq.

                        If to Purchaser or Parent, to:
                        Formation Properties III, LLC
                        1035 Powers Place
                        Alpharetta, GA  30004
                        Attention:  Christopher Sertich, COO

                        with a copy (which shall not constitute notice) to:

                        Williams Mullen
                        222 Central Park Avenue, Suite #1700
                        Virginia Beach, VA 23462-3035
                        Attention:  Lawrence R. Siegel, Esq.

or to such other person or address as any party hereto shall furnish to the other parties hereto in writing pursuant to this Section 12.4.

         12.5 Brokers and Finders; Expenses. The parties hereto represent and warrant to each other that none of them has retained any broker or finder in connection with this transaction other than Retirement Property Services, Inc. ("BROKER"), and CIBC World Markets, as financial consultant ("CIBC"). Pursuant to a separate agreement: (a) Purchaser shall pay the fee due to Broker and shall indemnify Sellers with respect thereto, and (b) Sellers shall pay the fee due to CIBC and shall indemnify Purchaser with respect thereto. Sellers on the one hand, and Purchaser, on the other, each agrees to indemnify the other for any losses incurred with respect to a breach of this Section 12.5.

         12.6 Attorney's Fees. In the event any proceeding or suit is brought to enforce this Agreement, the prevailing party shall be entitled to all reasonable costs and expenses (including reasonable attorneys' fees) actually incurred by such party in connection with any action, suit or proceeding to enforce the other's obligations under this Agreement.

         12.7     Intentionally omitted.

         12.8 Assignment. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. This Agreement may not be assigned or otherwise transferred by Sellers, on one hand, or Purchaser, on the other hand, without the prior written consent of Purchaser (in the case of the former) or of Sellers (in the case of the latter), as the case may be, which consent as to Sellers may be withheld by Sellers in their sole and absolute discretion. Notwithstanding the foregoing, Purchaser may assign the Agreement to an affiliate that is controlled by Purchaser or the shareholders of Purchaser, without the prior written consent of Sellers, provided that Purchaser shall remain jointly and severally liable with such assignee for all obligations of Purchaser under this Agreement and Purchaser shall promptly provide Sellers with written notice thereof.

         12.9 Governing Law. This Agreement shall be governed by the laws of the State of Georgia as to, including, but not limited to, matters of validity, construction, effect and performance but exclusive of its conflicts of laws provisions.

         12.10 Jurisdiction. Each party hereto consents to the jurisdiction of the courts of State of Georgia, DeKalb County, or if it can acquire jurisdiction, in the United States District Court for the Northern District of Georgia as to claims arising under or brought in connection with this Agreement and the transactions contemplated herein.

         12.11 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.12 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         12.13 Entire Agreement. This Agreement, which term as used throughout includes the Exhibits and Schedules hereto, and any Closing deliveries made pursuant to Section 10 hereof embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to such subject matter.

         12.14    Intentionally omitted.

         12.15 Schedules. Any fact or item disclosed on any Schedule to this Agreement shall be deemed disclosed on all other Schedules to this Agreement to which such fact or item may reasonably apply so long as such disclosure is in sufficient detail to enable a party hereto to identify the facts or items to which it applies. Any fact or item disclosed on any Schedule hereto shall not solely by reason of such inclusion be deemed to be material and shall not be employed as a point of reference in determining any standard of materiality under this Agreement.

         12.16 Compliance with Bulk Sales Law. Subject to the indemnification of Purchaser by Sellers hereunder, Purchaser hereby waives compliance by Sellers with any applicable bulk sales law and any other similar laws with respect to the transactions contemplated by this Agreement.

         12.17 Publicity. Except as may be required to be disclosed by law, in which case the parties agree to make reasonable efforts to cooperate and coordinate with each other in connection therewith, all pre-Closing publicity concerning the transactions contemplated by this Agreement and all notices respecting publicity shall be jointly planned, coordinated and released by and between Purchaser and Sellers.

         12.18 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, INCLUDING TO ENFORCE OR DEFEND ANY RIGHTS HEREUNDER, AND AGREES THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         12.19 Seller's Liability. Each of the Sellers is severally and not jointly liable for its obligations hereunder. Each representation and warranty by the Sellers shall be deemed to be made by each Seller on behalf of itself only and not on behalf of any other Seller.

         12.20 Survival of Obligations. Any obligations or covenants of either party which by their nature survive the Closing, shall be deemed to survive for the period of time necessary for such obligations or covenants to be fulfilled in accordance with the terms of this Agreement.

         12.21 Construction. This Agreement shall not be construed more strictly against one party than against another party merely by virtue of the fact that this Agreement may have been physically prepared by such party, or such parties' counsel, it being agreed that all parties, and their respective counsel have mutually participated in the negotiation and preparation of this Agreement. Unless the context of this Agreement otherwise clearly requires, (i) words of any gender include each other gender and the neuter; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision; (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement; (v) the words "includes" and "including" shall be deemed to be followed by the phrase "without limitation" except when preceded by a negative predicate; and (vi) when a reference is made in this Agreement to a Schedule or Exhibit, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. The terms "party" or "parties" (but not the term "third party") when used herein refer to Purchaser, on the one hand, and Sellers, on the other. When used herein, the phrase, "to the knowledge of" any person, "to the best knowledge of" any person, "known to" any person or any similar phrase, means, in the case of Purchaser, the actual knowledge of Arnold M. Whitman, Christopher M. Sertich and Mr. Steve Fishman and, in the case of Sellers, the actual knowledge of C. Christian Winkle, Boyd P. Gentry, Stefano M. Miele and Darrel Hager. In this Agreement, any reference to a party conducting its business or other affairs or taking any action in the "ordinary course of business" and "ordinary course of business consistent with past practice" refers to the business and practice of the Sellers relating to the operation of the Facilities, as heretofore conducted to the extent: (a) such action is consistent with such party's past practices and is taken in the ordinary course of such party's normal day-to-day operations; and (b) such action is not required to be authorized by such party's shareholders, such party's board of directors or any committee of such party's board of directors and does not require any other separate or special authorization of any nature.

         12.22 Miscellaneous. Purchaser, Parent and Sellers expressly acknowledge and agree that all schedules and exhibits that are attached hereto, including, without limitation, the forms of Promissory Note, OTA, and Escrow Agreement are final. The parties hereto will execute such amendments as shall be necessary or desirable to cure any typographical and similar obvious errors.

                            {Signature page follows}

         IN WITNESS WHEREOF, the parties hereto have executed or have caused their duly authorized officers to execute this Agreement as of the date first written above.

                                    FORMATION PROPERTIES III, LLC,
                                    A DELAWARE LIMITED LIABILITY COMPANY

                                    BY:  FC MANAGER III, LLC, A DELAWARE
                                         LIMITED LIABILITY COMPANY



                                    By:  /s/ Christopher M. Sertich
                                         Christopher M. Sertich
                                         Managing Member



                                    FC PROPERTIES III, LLC,
                                    A DELAWARE LIMITED LIABILITY COMPANY

                                    BY:  FC INVESTORS III, LLC, A DELAWARE
                                         LIMITED LIABILITY COMPANY, ITS MANAGER



                                    By:  /s/ Christopher M. Sertich
                                         Christopher M. Sertich
                                         Manager

                                    MARINER HEALTH CARE, INC.,
                                    A DELAWARE CORPORATION



                                    By:  /s/ C. Christian Winkle
                                         C. Christian Winkle
                                         President and Chief Executive Officer


                                    MARINER HEALTH CARE MANAGEMENT COMPANY,
                                    A DELAWARE CORPORATION



                                    By:  /s/ C. Christian Winkle
                                         C. Christian Winkle
                                         President and Chief Executive Officer

MARINER HEALTH CENTRAL, INC.,      MARINER HEALTH OF FLORIDA, INC.,
A DELAWARE CORPORATION             A DELAWARE CORPORATION,
                                   TAMPA MEDICAL ASSOCIATES, INC.,
By: /s/ Boyd P. Gentry             A FLORIDA CORPORATION,
    Boyd P. Gentry                 MHC/LCA FLORIDA, INC.,
    President and Treasurer        MARINER HEALTH CARE OF ORANGE CITY, INC.,
                                   A DELAWARE CORPORATION,
                                   MARINER HEALTH CARE OF PORT ORANGE, INC.,
                                   A DELAWARE CORPORATION,
                                   MARINER HEALTH CARE OF PALM CITY, INC.,
                                   A DELAWARE CORPORATION,
                                   MARINER HEALTH CARE OF LAKE WORTH, INC.,
                                   A DELAWARE CORPORATION,
                                   MARINER HEALTH CARE OF PINELLAS POINT, INC.,
                                   A DELAWARE CORPORATION,
                                   MHC/CSI FLORIDA, INC.,
                                   A DELAWARE CORPORATION,
                                   MARINER HEALTH CARE OF TUSKAWILLA, INC.,
                                   A DELAWARE CORPORATION,
                                   MARINER HEALTH CARE OF METROWEST, INC.,
                                   A DELAWARE CORPORATION,
                                   MARINER HEALTH CARE OF INVERNESS, INC.,
                                   A DELAWARE CORPORATION,
                                   MARINER HEALTH CARE OF MACCLENNY, INC.,
                                   A DELAWARE CORPORATION,
                                   MARINER HEALTH PROPERTIES IV, LTD.,
                                   A FLORIDA LIMITED PARTNERSHIP,
                                           BY:   MARINER HEALTH OF FLORIDA, INC.
                                           ITS:  GENERAL PARTNER
                                   MARINER HEALTH AT BONIFAY, INC.,
                                   A DELAWARE CORPORATION,
                                   MARINER HEALTH CARE OF ATLANTIC SHORES, INC.,
                                   A DELAWARE CORPORATION,
                                   MARINER HEALTH OF ORLANDO, INC.,
                                   A DELAWARE CORPORATION,
                                   MARINER HEALTH OF PALMETTO, INC.,
                                   A DELAWARE CORPORATION,
                                   MARINER HEALTH OF JACKSONVILLE, INC.,
                                   A DELAWARE CORPORATION



                                   By:  /s/ Boyd P. Gentry
                                        Boyd P. Gentry
                                        Vice President and Treasurer